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                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                                      among

                         FREMONT FINANCIAL CORPORATION,

                          VARIOUS LENDING INSTITUTIONS,

                              WELLS FARGO BANK N.A.
                                       and
                        FLEET BANK, NATIONAL ASSOCIATION,

                                  AS CO-AGENTS

                                       and

                            THE CHASE MANHATTAN BANK,

                                    AS AGENT


                            -------------------------
                            Dated as of June 23, 1997
                            -------------------------


                                  $450,000,000



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




                                TABLE OF CONTENTS


                                                                            Page
                                                                            ----

SECTION 1.  Amount and Terms of Credit.......................................  1
     1.01  Commitments.......................................................  1
     1.02  Minimum Amount of Each Borrowing; Maximum Number of
              Borrowings.....................................................  3
     1.03  Notice of Borrowing of Term Loans or Revolving Loans..............  3
     1.04  Competitive Bid Borrowings........................................  4
     1.05  Disbursement of Funds.............................................  6
     1.06  Notes; Register...................................................  7
     1.07  Conversions.......................................................  8
     1.08  Pro Rata Borrowings...............................................  9
     1.09  Interest..........................................................  9
     1.10  Interest Periods.................................................. 10
     1.11  Increased Costs, Illegality, etc.................................. 12
     1.12  Compensation...................................................... 14
     1.13  Change of Lending Office.......................................... 15

SECTION 2.  Fees; Commitments................................................ 15
     2.01  Fees   ........................................................... 15
     2.02  Voluntary Reduction of Commitments................................ 16
     2.03  Mandatory Reduction of Commitments................................ 16

SECTION 3.  Payments......................................................... 17
     3.01  Voluntary Prepayments............................................. 17
     3.02  Mandatory Prepayments; Repayments................................. 18
     3.03  Method and Place of Payment....................................... 21
     3.04  Net Payments...................................................... 21

SECTION 4.  Conditions Precedent............................................. 23
     4.01  Effectiveness; Notes.............................................. 23
     4.02  No Default; Representations and Warranties........................ 23
     4.03  Officer's Certificate............................................. 23
     4.04  Opinions of Counsel............................................... 23
     4.05  Corporate Proceedings............................................. 23
     4.06  Existing Credit Agreement......................................... 24
     4.07  Adverse Change, etc............................................... 24
     4.08  Litigation........................................................ 24
     4.09  Keep Well Agreement............................................... 25


                                       (i)

                                                                            Page
                                                                            ----
     4.10  Subsidiary Guaranty............................................... 25
     4.11  Permitted Subordinated Debt....................................... 25
     4.12  Financial Statements.............................................. 25
     4.13  Approvals......................................................... 26
     4.14  Payment of Fees................................................... 26
     4.15  Notice of Borrowing............................................... 26
     4.16  Consent Letter.................................................... 27

SECTION 5.  Representations, Warranties and Agreements....................... 27
     5.01  Corporate Status.................................................. 27
     5.02  Corporate Power................................................... 28
     5.03  Authority......................................................... 28
     5.04  Binding Obligation................................................ 28
     5.05  Financial Position................................................ 28
     5.06  Litigation........................................................ 29
     5.07  No Conflict....................................................... 29
     5.08  Securities Activities............................................. 29
     5.09  No Material Adverse Change........................................ 29
     5.10  Restricted Junior Payments........................................ 30
     5.11  Use of Proceeds................................................... 30
     5.12  Disclosure........................................................ 30
     5.13  Ownership and Activities.......................................... 30
     5.14  Subordination Agreements.......................................... 31
     5.15  Payment of Taxes.................................................. 31
     5.16  Compliance with Law............................................... 31
     5.17  Assets and Properties............................................. 31
     5.18  Consents and Authorizations....................................... 31
     5.19  ERISA  ........................................................... 31

SECTION 6.  Affirmative Covenants............................................ 32
     6.01  Reporting Requirements............................................ 32
     6.02  Corporate Existence, etc.......................................... 36
     6.03  Corporate Powers, etc............................................. 36
     6.04  Compliance with Law, etc.......................................... 37
     6.05  Use of Proceeds................................................... 37
     6.06  Payment of Taxes and Claims....................................... 37
     6.07  Maintenance of Properties; Insurance.............................. 37
     6.08  Inspection of Property; Books and Records; Discussions............ 38
     6.09  ERISA  ........................................................... 38


                                      (ii)

                                                                            Page
                                                                            ----
     6.10  Maintenance of Subordinated Debt.................................. 38
     6.11  Further Assurances................................................ 38

SECTION 7.  Negative Covenants............................................... 38
     7.01  Liens  ........................................................... 38
     7.02  Indebtedness...................................................... 40
     7.03  Lease Obligations................................................. 41
     7.04  Sale of Assets.................................................... 41
     7.05  Accommodation Obligations......................................... 42
     7.06  Investments....................................................... 43
     7.07  Restricted Junior Payments........................................ 44
     7.08  Restriction on Fundamental Changes................................ 45
     7.09  Conduct of Business............................................... 45
     7.10  Transactions with Affiliates...................................... 45
     7.11  Certain Indebtedness.............................................. 46
     7.12  Use of Proceeds................................................... 46
     7.13  Cancellation of Debt.............................................. 47
     7.14  Subordination of Subsidiary Debt to Borrower...................... 47
     7.15  ERISA  ........................................................... 47
     7.16  Restrictions on Preferred Stock................................... 48
     7.17  Restrictions on Subsidiary Dividends, etc......................... 48
     7.18  Modifications of Certain Agreements............................... 48
     7.19  Minimum Tangible Net Worth........................................ 48
     7.20  Minimum Allowance for Credit Losses............................... 48
     7.21  Non-Performing Assets Coverage Test............................... 49
     7.22  Capital Expenditures.............................................. 49
     7.23  Minimum Interest Coverage Ratio................................... 49
     7.24  Leverage Ratio.................................................... 49
     7.25  Customer Exposure................................................. 49

SECTION 8.  Events of Default................................................ 49
     8.01  Payments.......................................................... 49
     8.02  Representations, etc.............................................. 49
     8.03  Certain Covenants................................................. 50
     8.04  Other Generally................................................... 50
     8.05  Servicer Default.................................................. 50
     8.06  Default Under Other Agreements.................................... 50
     8.07  Bankruptcy, etc................................................... 50
     8.08  ERISA  ........................................................... 51


                                      (iii)

                                                                            Page
                                                                            ----

     8.09  Keep Well Agreement............................................... 52
     8.10  Subsidiary Guaranty............................................... 52
     8.11  Judgments......................................................... 52
     8.12  Ownership......................................................... 52

SECTION 9.  Definitions...................................................... 53

SECTION 10.  The Agent....................................................... 74
     10.01  Appointment...................................................... 74
     10.02  Delegation of Duties............................................. 75
     10.03  Exculpatory Provisions........................................... 75
     10.04  Reliance by Agent................................................ 76
     10.05  Notice of Default................................................ 76
     10.06  Non-Reliance on Agent a Other Banks.............................. 76
     10.07  Indemnification.................................................. 77
     10.08  Agent in Its Individual Capacity................................. 78
     10.09  Resignation of the Agent; Successor Agent........................ 78
     10.10  Co-Agents........................................................ 78

SECTION 11.  Miscellaneous................................................... 78
     11.01  Payment of Expenses, etc......................................... 78
     11.02  Right of Setoff.................................................. 79
     11.03  Notices.......................................................... 79
     11.04  Benefit of Agreement............................................. 79
     11.05  No Waiver; Remedies Cumulative................................... 81
     11.06  Payments Pro Rata................................................ 81
     11.07  Calculations; Computations....................................... 82
     11.08  Governing Law; Submission to Jurisdiction; Venue................. 82
     11.09  Counterparts..................................................... 83
     11.10  Effectiveness.................................................... 83
     11.11  Headings Descriptive............................................. 84
     11.12  Amendment or Waiver.............................................. 84
     11.13  Survival......................................................... 84
     11.14  Domicile of Loans................................................ 84
     11.15  Confidentiality.................................................. 85
     11.16  WAIVER OF JURY TRIAL............................................. 85





                                      (iv)

ANNEX I         --    List of Banks and Commitments
ANNEX II        --    Bank Addresses
ANNEX III       --    Subsidiaries
ANNEX IV        --    ERISA Plans
ANNEX V         --    Insurance
ANNEX VI        --    Eligible Receivable Criteria


EXHIBIT A-1     --    Form of Notice of Borrowing
EXHIBIT A-2     --    Form of Notice of Competitive Bid
                        Borrowing
EXHIBIT B-1     --    Form of Term Note
EXHIBIT B-2     --    Form of Revolving/Converted Term Note
EXHIBIT C-1     --    Form of Opinion of Richard C. Pugh, Jr.
EXHIBIT C-2     --    Form of Opinion of Alan W. Faigin
EXHIBIT C-3     --    Form of Opinion of White & Case
EXHIBIT D       --    Form of Officer's Certificate
EXHIBIT E       --    Form of Keep Well Agreement
EXHIBIT F       --    Form of Subsidiary Guaranty
EXHIBIT G       --    Form of Assignment and Assumption
                        Agreement
EXHIBIT H-1     --    Form of Borrower CT Corporation
                        Consent Letter
EXHIBIT H-2     --    Form of FGC CT Corporation Consent Letter
EXHIBIT H-3     --    Form of FPFC CT Corporation Consent Letter
EXHIBIT H-4     --    Form of FPFC Delaware CT Corporation Consent Letter
EXHIBIT I       --    Form of Borrowing Base Certificate
EXHIBIT J       --    Subordination Agreement between Fremont  Financial
                        Corporation and Fremont Compensation Insurance Company
EXHIBIT K       --    Subordination Agreement between Fremont Financial
                        Corporation and Fremont Indemnity Company




                                       (v)

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of June 23, 1997, among FREMONT FINANCIAL CORPORATION, a California corporation (the "Borrower"), the lending institutions listed from time to time on Annex I hereto (each a "Bank" and, collectively, the "Banks"), WELLS FARGO BANK N.A. and FLEET BANK, NATIONAL ASSOCIATION, as Co-Agents (the "Co-Agents"), and THE CHASE MANHATTAN BANK, as Agent (the "Agent"). Unless otherwise defined herein, all capitalized terms used herein and defined in Section 9 are used herein as so defined.


                              W I T N E S S E T H :


                  WHEREAS, subject to and upon the terms and conditions set forth herein, the Banks are willing to make available to the Borrower the credit facility provided for herein.


                  NOW, THEREFORE, IT IS AGREED:

                  SECTION 1. AMOUNT AND TERMS OF CREDIT.

                  1.01 COMMITMENTS. (a) Subject to and upon the terms and conditions set forth herein, each Bank with a Term Loan Commitment severally agrees to make, on the Second Restatement Effective Date, a term loan (each a "Term Loan" and, collectively, the "Term Loans") to the Borrower, which Term Loans (i) may, at the option of the Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, provided that all Term Loans made by all the Banks pursuant to the same Borrowing shall, unless otherwise specifically provided herein, consist entirely of Term Loans of the same Type, and (ii) shall be made by each Bank in that initial aggregate principal amount as is equal to the Term Loan Commitment of such Bank on the Second Restatement Effective Date (before giving effect to the termination thereof on such date pursuant to Section 2.03(a)). Once repaid, Term Loans incurred hereunder may not be reborrowed.

                  (b) Subject to and upon the terms and conditions herein set forth, each Bank with a Revolving Loan Commitment severally agrees to make a loan or loans (each a "Revolving Loan" and, collectively, the "Revolving Loans") to the Borrower, which Revolving Loans (i) shall be made at any time and from time to time on and after the Second Restatement Effective Date and prior to the Conversion Date,
(ii) may, at the option of the Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, provided that all Revolving Loans made by all Banks pursuant to the same Borrowing shall, unless otherwise specifically provided herein, consist entirely of Revolving Loans of the same Type, (iii) may be repaid and reborrowed in accordance with the provisions hereof, (iv) shall not exceed for any Bank at any time outstanding that aggregate principal amount which equals the Revolving Loan Commitment of such Bank at such time, (v) shall not exceed in the aggregate for all Banks at any time outstanding that aggregate principal amount which, when added to the then aggregate outstanding principal amount of all Competitive Bid Loans, equals the Total Revolving Loan Commitment at such time, and (vi) shall not exceed in the aggregate for all Banks at any time outstanding that aggregate principal amount which, when added to the then aggregate outstanding principal amount of all Competitive Bid Loans and all Term Loans, equals the Adjusted Borrowing Base at such time.

                  (c) Subject to and upon the terms and conditions set forth herein, the Borrower and each Bank which has Revolving Loans outstanding at such time agree that, at 9:00 A.M. (New York time) on the Conversion Date, the aggregate principal amount of Revolving Loans owing to such Bank and outstanding at such time shall (unless such Revolving Loan have been declared (or have become) due and payable pursuant to this Agreement), without any notice or action by any party, automatically convert to and thereafter constitute Converted Term Loans owing to such Bank hereunder. The Converted Term Loans of any Bank (i) shall, at the option of the Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, provided that all Converted Term Loans made by all Banks pursuant to the same Borrowing shall, unless otherwise specifically provided herein, consist entirely of Converted Term Loans of the same Type and (ii) shall not exceed in initial principal amount for such Bank an amount which equals the aggregate principal amount of Revolving Loans owed to such Bank and outstanding immediately prior to such conversion. Once repaid, Converted Term Loans may not be reborrowed.

                  (d) Subject to and upon the terms and conditions herein set forth, each Bank severally agrees that the Borrower may incur a loan or loans (each a "Competitive Bid Loan" and collectively, the "Competitive Bid Loans") pursuant to a Competitive Bid Borrowing at any time and from time to time on and after the Second Restatement Effective Date and prior to the date which is the third Business Day preceding the date which is 14 days prior to the Conversion Date, provided that after giving effect to any Competitive Bid Borrowing and the use of the proceeds thereof, (i) the aggregate outstanding principal amount of Competitive Bid Loans, when combined with the then aggregate outstanding principal amount of all Revolving Loans, shall not exceed the

Total Revolving Loan Commitment at such time and (ii) the aggregate outstanding principal amount of Competitive Bid Loans, when combined with the then aggregate outstanding principal amount of all Term Loans and Revolving Loans, shall not exceed the Adjusted Borrowing Base at such time.

                  1.02 MINIMUM AMOUNT OF EACH BORROWING; MAXIMUM NUMBER OF BORROWINGS. The aggregate principal amount of each Borrowing hereunder shall not be less than (i) $5,000,000, in the case of Revolving Loans, Term Loans or Converted Term Loans incurred and maintained as, and/or converted into, Eurodollar Loans, (ii) $1,000,000, in the case of Revolving Loans, Term Loans or Converted Term Loans incurred and maintained as, and/or converted into, Base Rate Loans and (iii) $10,000,000, in the case of Competitive Bid Loans, and, if in excess thereof, shall be in an integral multiple of $1,000,000. More than one Borrowing may be incurred on any day; provided that at no time shall there be outstanding more than twelve Borrowings of Eurodollar Loans.

                  1.03 NOTICE OF BORROWING OF TERM LOANS OR REVOLVING LOANS. (a) Whenever the Borrower desires to incur Term Loans or Revolving Loans hereunder, it shall give the Agent at its Notice Office, (x) in the case of a Borrowing of Eurodollar Loans, written notice (or telephonic notice promptly confirmed in writing) of such proposed Borrowing, which notice must be given prior to 12:00 Noon (New York time) at least three Business Days prior to the date of such proposed Borrowing and (y) in the case of a Borrowing of Base Rate Loans, written notice (or telephonic notice promptly confirmed in writing) of such proposed Borrowing, which notice must be given prior to 12:00 Noon (New York time) on the date of such proposed Borrowing. Each such notice (each, a "Notice of Borrowing"), except as otherwise expressly provided in Section 1.11, shall be irrevocable, and, in the case of a written notice or a confirmation of telephonic notice, shall be in the form of Exhibit A-1 hereto, appropriately completed to specify (i) the aggregate principal amount of the Loans to be made pursuant to such Borrowing, (ii) the date of such Borrowing (which shall be a Business Day), (iii) whether the Loans being made pursuant to such Borrowing shall constitute Term Loans or Revolving Loans and (iv) whether the respective Borrowing shall consist of Base Rate Loans or Eurodollar Loans and, if Eurodollar Loans, the Interest Period to be initially applicable thereto. The Agent shall promptly give each Bank written notice (or telephonic notice promptly confirmed in writing) of each proposed Borrowing, of such Bank's proportionate share thereof and of the other matters covered by the Notice of Borrowing.

                  (b) Without in any way limiting the obligation of the Borrower to confirm in writing any notice it may give hereunder by telephone, the Agent may act prior to receipt of written confirmation without liability upon the basis of such telephonic notice, believed by the Agent in good faith to be from an Authorized Officer of the Borrower. In each such case the Borrower hereby waives the right to dispute the Agent's record of the terms of any such telephonic notice.

                  1.04 COMPETITIVE BID BORROWINGS. (a) Whenever the Borrower desires to incur a Competitive Bid Borrowing, it shall deliver to the Agent, prior to 2:00 p.m. (New York time) (x) at least five Business Days prior to the date of such proposed Competitive Bid Borrowing, in the case of a Spread Borrowing, and (y) at least two Business Days prior to the date of such proposed Competitive Bid Borrowing, in the case of an Absolute Rate Borrowing, a written notice substantially in the form of Exhibit A-2 hereto (a "Notice of Competitive Bid Borrowing"), which notice shall specify in each case (i) the date (which shall be a Business Day) and the aggregate amount of the proposed Competitive Bid Borrowing, (ii) the maturity date for repayment of each and every Competitive Bid Loan to be made as part of such Competitive Bid Borrowing (which maturity date may be (A) one, two, three or six months after the date of such Competitive Bid Borrowing, in the case of a Spread Borrowing, and (B) between 14 and 364 days, inclusive, after the date of such Competitive Bid Borrowing, in the case of an Absolute Rate Borrowing, provided that in no event shall the maturity date of any Competitive Bid Borrowing be later than the third Business Day preceding the Conversion Date), (iii) the interest payment date or dates relating thereto, (iv) whether the proposed Competitive Bid Borrowing is to be an Absolute Rate Borrowing or a Spread Borrowing, and if a Spread Borrowing, the Interest Rate Basis, and (v) any other terms to be applicable to such Competitive Bid Borrowing. The Agent shall promptly notify each Bidder Bank by telephone or facsimile of each such request for a Competitive Bid Borrowing received by it from the Borrower and of the contents of the related Notice of Competitive Bid Borrowing.

                  (b) Each Bidder Bank shall, if, in its sole discretion, it elects to do so, irrevocably offer to make one or more Competitive Bid Loans to the Borrower as part of such proposed Competitive Bid Borrowing at a rate or rates of interest specified by such Bidder Bank in its sole discretion and determined by such Bidder Bank independently of each other Bidder Bank, by notifying the Agent (which shall give prompt notice thereof to the Borrower) before 1:00 p.m. (New York time) on the date (the "Reply Date") which is (x) in the case of an Absolute Rate Borrowing, one Business Day before the date of such proposed Competitive Bid Borrowing and (y) in the case of a Spread Borrowing, four Business Days before the date of such proposed Competitive Bid Borrowing, of the minimum amount and maximum amount of each Competitive Bid Loan which such Bidder Bank would be willing to make as part of such proposed Competitive Bid Borrowing (which amounts may, subject to the proviso to the first sentence of Section 1.01(d), exceed such Bidder Bank's Commitment), the rate or rates of interest therefor and such Bidder Bank's lending office with respect to such Competitive Bid Loan; provided that if the Agent in its capacity as a Bidder Bank shall, in its sole discretion, elect to make any such offer, it shall notify the Borrower of such offer before 12:45 p.m. (New York time) on the Reply Date. If any Bidder Bank shall elect not to make such an offer, such Bidder Bank shall so notify the Agent, before 1:00 p.m. (New York time) on the Reply Date, and such Bidder Bank shall not be obligated to, and shall not, make any Competitive Bid Loan as part of such Competitive Bid Borrowing; provided that the failure by any Bidder Bank to give such notice shall not cause such Bidder Bank to be obligated to make any Competitive Bid Loan as part of such proposed Competitive Bid Borrowing.

                  (c) The Borrower shall, in turn, (x) before 3:00 p.m. (New York time) on the Reply Date in the case of a proposed Absolute Rate Borrowing and (y) before 3:00 p.m. (New York time) on the Business Day following the Reply Date in the case of a proposed Spread Borrowing, either:

                  (i) cancel such Competitive Bid Borrowing by giving the Agent notice to such effect (it being understood and agreed that if the Borrower gives no such notice of cancellation and no notice of acceptance pursuant to clause (ii) below, then the Borrower shall be deemed to have cancelled such Competitive Bid Borrowing), or

                  (ii) accept one or more of the offers made by any Bidder Bank or Bidder Banks pursuant to clause (b) above by giving notice (in writing or by telephone confirmed in writing) to the Agent of the amount of each Competitive Bid Loan (which amount shall be equal to or greater than the minimum amount, and equal to or less than the maximum amount, notified to the Borrower by the Agent on behalf of such Bidder Bank for such Competitive Bid Borrowing pursuant to clause (b) above) to be made by each Bidder Bank as part of such Competitive Bid
         Borrowing, and reject any remaining offers made by Bidder Banks pursuant to clause (b) above by giving the Agent notice to that effect; provided that the acceptance of offers may only be made on the basis of ascending Absolute Rates (in the case of an Absolute Rate Borrowing) or Spreads (in the case of a Spread Borrowing), in each case commencing with the lowest rate so offered; provided further, however, if offers are made by two or more Bidder Banks at the same rate and acceptance of all such equal offers would result in a greater principal amount of Competitive Bid Loans being accepted than the aggregate principal amount requested by the Borrower, if the Borrower elects to accept any of such offers the Borrower shall accept such offers pro rata from such Bidder Banks (on the basis of the maximum amounts of such offers) unless any such Bidder Bank's pro rata share would be less than the minimum amount specified by such Bidder Bank in its offer, in which case the Borrower shall have the right to accept one or more such equal offers in their entirety and reject the other equal offer or offers or to allocate acceptance among all such equal offers (but giving effect to the minimum and maximum amounts specified for each such offer pursuant to clause (b) above), as the Borrower may elect in its sole discretion.

                  (d) If the Borrower notifies the Agent that such Competitive Bid Borrowing is cancelled, or if such Competitive Bid Borrowing is deemed cancelled, pursuant to clause (c)(i) above, the Agent shall give prompt notice thereof to the Bidder Banks and such Competitive Bid Borrowing shall not be made.

                  (e) If the Borrower accepts one or more of the offers made by any Bidder Bank or Bidder Banks pursuant to clause (c)(ii) above, the Agent shall in turn promptly notify (x) each Bidder Bank that has made an offer as described in clause (b) above, of the date and aggregate amount of such Competitive Bid Borrowing and whether or not any offer or offers made by such Bidder Bank pursuant to clause (b) above have been accepted by the Borrower and
(y) each Bidder Bank that is to make a Competitive Bid Loan as part of such Competitive Bid Borrowing, of the amount of each Competitive Bid Loan to be made by such Bidder Bank as part of such Competitive Bid Borrowing.

                  1.05 DISBURSEMENT OF FUNDS. (a) Subject to the terms and conditions herein set forth, no later than 11:00 A.M. (New York time) on the date of each incurrence of Loans (2:00 P.M. (New York time) on such date in the case of a Borrowing of Base Rate Loans or a Competitive Bid Borrowing constituting an Absolute Rate Borrowing), each Bank will make available its pro rata share, if any, of each Borrowing requested to be made on such date in the manner provided below.

                  (b) Each Bank shall make available all amounts it is to fund under any Borrowing in U.S. dollars and immediately available funds to the Agent at the Agent's Payment Office and the Agent will make available to the Borrower by depositing to its account at the Agent's Payment Office the aggregate of the amounts so made available in the type of funds received. Unless the Agent shall have been notified by any Bank prior to the time of any such Borrowing that such Bank does not intend to make available to the Agent its portion of the Borrowing or Borrowings to be made on such date, the Agent may assume that such Bank has made such amount available to the Agent on such date of Borrowing, and the Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Bank and the Agent has made available the same to the Borrower, the Agent shall be entitled to recover such corresponding amount from such

Bank. If such Bank does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent shall promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Agent. The Agent shall also be entitled to recover from such Bank or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to the Borrower to the date such corresponding amount is recovered by the Agent, at a rate per annum equal to (x) if paid by such Bank, the overnight Federal Funds Effective Rate or (y) if paid by the Borrower, the then applicable rate of interest, calculated in accordance with Section 1.09, for the respective Loans.

                  (c) Nothing in this Section 1.05 shall be deemed to relieve any Bank from its obligation to fulfill its commitments hereunder or to prejudice any rights which the Borrower may have against any Bank as a result of any default by such Bank hereunder.

                  1.06 NOTES; REGISTER. (a) The Borrower's obligation to pay the principal of, and interest on, the Term Loans, Revolving Loans and Converted Term Loans made to it by each Bank shall be evidenced (i) if Term Loans, by a promissory note substantially in the form of Exhibit B-1 hereto with blanks appropriately completed in conformity herewith (each a "Term Note" and collectively the "Term Notes") and (ii) if Revolving Loans or Converted Term Loans, by a promissory note substantially in the form of Exhibit B-2 hereto with blanks appropriately completed in conformity herewith (each a "Revolving/Converted Term Note" and collectively the "Revolving/Converted Term Notes" and together with the Term Notes, the "Notes").

                  (b) The Term Note issued to each Bank shall (i) be executed by the Borrower, (ii) be payable to the order of such Bank and be dated the Restatement Effective Date, (iii) be in a stated principal amount equal to the initial Term Loans made by such Bank and be payable in the principal amount of the Term Loans evidenced thereby, (iv) mature on the Term Loan Maturity Date,
(v) bear interest as provided in the appropriate clause of Section 1.09 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to mandatory repayment as provided in Section
3.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

                  (c) The Revolving/Converted Term Note issued to each Bank shall (i) be executed by the Borrower, (ii) be payable to the order of such Bank and be dated the Second Restatement Effective Date, (iii) be in a stated principal amount equal to the Revolving Loan Commitment of such Bank and be payable in the principal amount of the Revolving Loans or Converted Term Loans, as the case may be, evidenced thereby,

(iv) mature on the Final Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.09 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to mandatory repayment as provided in Section 3.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

                  (d) Each Bank will record on its internal records the amount of each Loan made by it and each payment in respect thereof and will prior to any transfer of any Note endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation or any error in any such notation shall not affect the Borrower's obligations in respect of such Loans.

                  (e) The Agent shall maintain at its Payment Office a register for the recordation of the names and addresses of the Banks, the Commitments of the Banks from time to time, and the principal amount of the Term Loans, Revolving Loans (and, on or after the Conversion Date, Converted Term Loans), and Competitive Bid Loans owing to each Bank from time to time together with the maturity and interest rates applicable to each such Competitive Bid Loan, and other terms applicable thereto (the "Register"). The entries in the Register shall constitute prima facie evidence as to the information set forth therein. Upon the request of the Borrower, the Agent shall provide the Borrower with a copy of the Register. The parties hereto acknowledge and agree that the Register shall be maintained in accordance with this Section 1.06(e), among other reasons, in lieu of the Borrower issuing promissory notes evidencing Competitive Bid Loans.

                  1.07 CONVERSIONS. The Borrower shall have the option to convert on any Business Day all or a portion of the outstanding principal amount of the Term Loans or Revolving Loans (or, on or after the Conversion Date, Converted Term Loans) of one Type owing by the Borrower into a Borrowing or Borrowings of the other Type of Loans; provided that (i) Eurodollar Loans may only be converted into Base Rate Loans if such conversion is in a minimum principal amount at least equal to $1,000,000 (and, if in excess thereof, an integral multiple of $1,000,000), and no partial conversion of a Borrowing of Eurodollar Loans shall reduce the outstanding principal amount of the Eurodollar Loans pursuant to such Borrowing to less than $5,000,000, (ii) Base Rate Loans may only be converted into Eurodollar Loans if such conversion is in a minimum principal amount at least equal to $5,000,000 (and, if in excess thereof, an integral multiple of $1,000,000) and no Default or Event of Default is in existence on the date of the conversion, (iii) concurrently with any conversion of Eurodollar Loans into Base Rate Loans made pursuant to this Section 1.07 on a day which is not the last day of an Interest Period applicable thereto, the Borrower shall compensate each Bank for any breakage costs owing under Section
1.12 in respect of
such conversion, (iv) Borrowings of Eurodollar Loans resulting from this Section
1.07 shall be limited in number as provided in Section 1.02 and (v) each such conversion shall be made pro rata among the Term Loans or Revolving Loans (or, on or after the Conversion Date, Converted Term Loans), as the case may be, of each Bank of the Type being converted. Each such conversion shall be effected by the Borrower by giving the Agent at its Notice Office, prior to 12:00 Noon (New York time), at least three Business Days' (or one Business Day's in the case of a conversion into Base Rate Loans) prior written notice (or telephonic notice promptly confirmed in writing) (each a "Notice of Conversion") specifying the Loans to be so converted, the Type of Loans to be converted into and, if to be converted into a Borrowing of Eurodollar Loans, the Interest Period to be initially applicable thereto. The Agent shall give each Bank prompt notice of any such proposed conversion.

                  1.08 PRO RATA BORROWINGS. All Borrowings of Term Loans and Revolving Loans under this Agreement shall be loaned by the Banks pro rata on the basis of their Term Loan Commitments or Revolving Loan Commitments, as the case may be. All Borrowings of Converted Term Loans shall be loaned by the Banks pro rata on the basis of their Revolving Loan Commitments as in effect on the Conversion Date (immediately prior to the termination thereof pursuant to Section 2.03(b)). It is understood that no Bank shall be responsible for any default by any other Bank in its obligation to make Loans hereunder and that each Bank shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Bank to fulfill its commitments hereunder.

                  1.09 INTEREST. (a) The unpaid principal amount of each Base Rate Loan shall bear interest from the date of the incurrence thereof until maturity (whether by acceleration or otherwise) at a rate per annum which shall at all times be the Applicable Base Rate Margin plus the Base Rate in effect from time to time.

                  (b) The unpaid principal amount of each Eurodollar Loan shall bear interest from the date of the incurrence thereof until maturity (whether by acceleration or otherwise) at a rate per annum which shall at all times be the Applicable Eurodollar Margin plus the relevant Eurodollar Rate.

                  (c) The unpaid principal amount of each Competitive Bid Loan shall bear interest from the date of the incurrence thereof until maturity (whether by acceleration or otherwise) at the rate or rates per annum specified by a Bidder Bank or Bidder Banks, as the case may be, pursuant to Section 1.04(b) and accepted by the Borrower pursuant to Section 1.04(c).

                  (d) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan shall bear interest at a rate per annum equal to the Base Rate in effect from time to time plus the sum of (i) 2% and
(ii) the Applicable Base Rate Margin; provided that principal in respect of Eurodollar Loans and Competitive Bid Loans shall bear interest after the same becomes due (whether by acceleration or otherwise) until the end of the applicable Interest Period for such Eurodollar Loans, or the original scheduled maturity of such Competitive Bid Loans, as the case may be, at a per annum rate equal to 2% plus the rate of interest applicable on the due date therefor.

                  (e) Interest shall accrue from and including the date of any incurrence of a Loan to and excluding the date of any payment thereof and shall be payable (i) in respect of each Base Rate Loan, quarterly in arrears on the last Business Day of each calendar quarter, it being understood that interest shall accrue and be payable through such last Business Day of each calendar quarter, (ii) in respect of each Competitive Bid Loan, at such times as specified in the Notice of Competitive Bid Borrowing relating thereto, (iii) in respect of each Eurodollar Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period and (iv) in respect of each Loan, on any conversion or prepayment (on the amount so converted or prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

                  (f) All computations of interest hereunder shall be made in accordance with Section 11.07(b).

                  (g) The Agent, upon determining the interest rate for any Borrowing of Eurodollar Loans for any Interest Period, shall promptly notify the Borrower and the Banks thereof.

                  1.10 INTEREST PERIODS. At the time the Borrower gives a Notice of Borrowing or Notice of Conversion, in respect of the making of, or conversion into, a Borrowing of Eurodollar Loans (in the case of the initial Interest Period applicable thereto), or prior to 12:00 Noon (New York time) on the third Business Day prior to the expiration of an Interest Period applicable to a Borrowing of Eurodollar Loans, it shall have the right to elect by giving the Agent written notice (or telephonic notice promptly confirmed in writing) of the Interest Period to be applicable to such Borrowing, which Interest Period shall, at the option of the Borrower, be a one, two, three or six month period, provided, however, that for the thirty day period following the Second Restatement Effective Date, any such Interest Period may, at the option of the Borrower and so long as any such Interest Period elected pursuant to this proviso expires on or prior to the thirtieth day after the Second Restatement Effective Date, also be a seven, fourteen or twenty-one day period. Notwithstanding anything to the contrary contained above:

                  (i) the initial Interest Period for any Borrowing of Eurodollar Loans shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of Base Rate Loans) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;

                  (ii) if any Interest Period begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

                  (iii) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, provided that if any Interest Period would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                  (iv) no Interest Period may be elected if it would extend beyond (i) in the case of Revolving Loans, the Conversion Date, (ii) in the case of Term Loans, the Term Loan Maturity Date or (iii) in the case of Converted Term Loans, the Final Maturity Date;

                  (v) no Interest Period with respect to any Borrowing of Term Loans shall extend beyond any date upon which a mandatory prepayment of Term Loans is required to be made under Section 3.02(c), if, after giving effect to the selection of such Interest Period, the aggregate principal amount of Term Loans maintained as Eurodollar Loans with Interest Periods ending after such date of mandatory repayment would exceed the aggregate principal amount of Term Loans permitted to be outstanding after such mandatory prepayment;

                  (vi) no Interest Period with respect to any Borrowing of Converted Term Loans shall extend beyond any date upon which a mandatory repayment of such Converted Term Loans will be required to be made under Section 3.02(d), if the aggregate principal amount of such Converted Term Loans which have Interest Periods which will expire after such date will be in excess of the aggregate principal amount of such Converted Term Loans then outstanding less the aggregate amount of such required repayment; and

                  (vi) no Interest Period may be elected at any time when a Default or Event of Default is then in existence.

If upon the expiration of any Interest Period, the Borrower has failed, or is not permitted, to elect a new Interest Period to be applicable to any Borrowing of Euro-dollar Loans as provided above, the Borrower shall be deemed to have elected to convert such Borrowing into a Borrowing of Base Rate Loans effective as of the expiration date of such current Interest Period.

                  1.11 INCREASED COSTS,  ILLEGALITY,  ETC. (a) In the event that
(x) in the case of clause  (i)  below,  the Agent or (y) in the case of  clauses
(ii) and (iii) below, any Bank shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto):

                  (i) on any date for determining the Eurodollar Rate for any Interest Period or in respect of any Spread Borrowing priced by reference to the Eurodollar Rate that, by reason of any changes arising after the date of this Agreement affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate; or

                  (ii) at any time that such Bank shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Loans or Competitive Bid Loans because of (x) any change since the date of this Agreement (or, in the case of any such cost or reduction with respect to any Competitive Bid Loan, since the making of such Competitive Bid Loan) in any applicable law, governmental rule, regulation, guideline, order or request (whether or not having the force of law) or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, guideline, order or request (such as, for example, but not limited to, a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar Rate) and/or (y) other circumstances affecting the interbank Eurodollar market or the position of such Bank in such market; or

                  (iii) at any time that the making or continuance of any Eurodollar Loan or Competitive Bid Loan has become unlawful by reason of compliance by such Bank in good faith with any law, governmental rule, regulation, guideline or order (or would conflict with any such governmental rule, regulation, guideline or order not having the force of law but with which such Bank customarily complies even though the failure to comply therewith would not be unlawful), or has become impracticable as a result of a contingency occurring after the Restatement Effective Date which materially and adversely affects the interbank Eurodollar market;

then, and in any such event, such Bank (or the Agent in the case of clause (i) above to the extent applicable to Term Loans and/or Revolving Loans (and/or, on or after the Conversion Date, Converted Term Loans)) shall on such date give notice (if by telephone promptly confirmed in writing) to the Borrower and to the Agent of such determination (which notice the Agent shall promptly transmit to each of the other Banks). Thereafter (x) in the case of clause (i) above, Eurodollar Loans (or Competitive Bid Loans constituting a Spread Borrowing priced by reference to the Eurodollar Rate) shall no longer be available until such time as the Agent notifies the Borrower and the Banks that the circumstances giving rise to such notice by the Agent no longer exist, and any Notice of Borrowing, Notice of Competitive Bid Borrowing or Notice of Conversion given by the Borrower with respect to Eurodollar Loans (or any affected Competitive Bid Loans) which have not yet been incurred shall be deemed rescinded by the Borrower, (y) in the case of clause (ii) above, the Borrower shall pay to such Bank, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Bank in its sole discretion shall determine) as shall be required to compensate such Bank for such increased costs or reductions in amounts receivable hereunder (a written notice as to the additional amounts owed to such Bank, showing in reasonable detail the basis for the calculation thereof, including such Bank's method of allocating such costs among its affected customers, submitted to the Borrower by such Bank shall, absent manifest error, be final and conclusive and binding upon all parties hereto) and
(z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in Section 1.11(b) as promptly as possible and, in any event, within the time period required by law.

                  (b) At any time that any Eurodollar Loan is affected by the circumstances described in Section 1.11(a)(ii) or any Eurodollar Loan or Competitive Bid Loan is affected by the circumstances described in Section 1.11(a)(iii), the Borrower may (and in the case of a Eurodollar Loan or Competitive Bid Loan affected pursuant to Section 1.11(a)(iii) shall) either (x) if the affected Eurodollar Loan or Competitive Bid Loan is then being made pursuant to a Borrowing, cancel said Borrowing by giving the Agent telephonic notice (promptly confirmed in writing) thereof on the same date that the Borrower was notified by a Bank pursuant to Section 1.11(a)(ii) or (iii), (y) if the affected Eurodollar Loan is then outstanding, upon at least three Business Days' notice to the Agent, require the affected Bank to convert each such Eurodollar Loan into a Base Rate Loan or (z) subject to the provisions of Section 3.02(f), if the affected Competitive Bid Loan is then outstanding, prepay such Competitive Bid Loan in full (which prepayment may be made with the proceeds of Term Loans or a Revolving Loan); provided, that if more than one Bank is affected at any time, then all affected Banks must be treated the same (subject to their respective ratable interests) pursuant to this Section 1.11(b).

                  (c) If any Bank shall have determined that the adoption after the Restatement Effective Date of any applicable law, rule or regulation regarding capital adequacy, or any change therein after the Restatement
Effective Date, or any change after the Restatement Effective Date in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Bank or its parent with any request or directive made after the Restatement Effective Date regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's or its parent's capital or assets as a consequence of its Commitments or obligations hereunder to a level below that which such Bank or its parent could have achieved but for such adoption, change or compliance (taking into consideration such Bank's or its parent's policies with respect to capital adequacy), then from time to time, within 30 days after demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank or its parent such additional amount or amounts as will compensate such Bank or its parent for such reduction. Each Bank, upon determining in good faith that any additional amounts will be payable pursuant to this Section 1.11(c), will give prompt written notice thereof to the Borrower, which notice shall set forth in reasonable detail the basis of the calculation of such additional amounts, including such Bank's method of allocating such costs among its affected customers, although the failure to give any such notice shall not release or diminish any of the Borrower's obligations to pay additional amounts pursuant to this Section 1.11(c) upon receipt of such notice.

                  1.12 COMPENSATION. The Borrower shall compensate each Bank, upon its written request (which request shall set forth the basis for requesting such compensation), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Bank to fund its Eurodollar Loans, or Competitive Bid Loans but excluding any loss of anticipated profit with respect to such Loans) which such Bank may sustain: (i) if for any reason (other than a default by such Bank or the Agent) a Borrowing of Eurodollar Loans, or of Competitive Bid Loans accepted by the Borrower in accordance with Section 1.04(c)(ii), does not occur on a date specified therefor in a Notice of Borrowing, Notice of Competitive Bid Borrowing or Notice of Conversion (whether or not withdrawn by the Borrower or deemed withdrawn pursuant to Section 1.11(a)); (ii) if any repayment, prepayment or conversion of any of its Eurodollar Loans or any repayment of Competitive Bid Loans occurs on a date which is not the last day of an Interest Period applicable thereto; (iii) if any prepayment of any of its Eurodollar Loans or Competitive Bid Loans is not made on any date specified in a notice of prepayment given by the Borrower; or (iv) as a consequence of (x) any other default by the Borrower to repay its Eurodollar Loans or Competitive Bid Loans when required by the terms of this Agreement or (y) an election made pursuant to Section 1.11(b); provided, however, that the Borrower shall have no obligation to compensate any Bank for any losses, expenses or liabilities incurred by such Bank under this Section 1.12 if the Borrower shall not have received a written request therefor from such Bank within 60 days of its incurrence of such losses, expenses or liabilities. Calculation of all amounts payable to a Bank under this Section 1.12 in respect of Eurodollar Loans or Competitive Bid Loans priced by reference to the Eurodollar Rate shall be made as though that Bank had actually funded its relevant Loan through the purchase of a Eurodollar deposit bearing interest at the Eurodollar Rate in an amount equal to the amount of that Loan, having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore office of that Bank or other bank to a domestic office of that Bank in the United States of America; provided, however, that each Bank may fund each of its Eurodollar Loans or Competitive Bid Loans in any manner it sees fit and the foregoing assumption shall be utilized only for the calculation of amounts payable under this Section 1.12.

                  1.13 CHANGE OF LENDING OFFICE. Each Bank agrees that, upon the occurrence of any event giving rise to the operation of Section 1.11(a)(ii) or
(iii) or 3.04 with respect to such Bank, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Bank) to designate another lending office for any Loans affected by such event; provided, that such designation is made on such terms that, in the opinion of such Bank, such Bank and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such Section. Nothing in this Section
1.13 shall affect or postpone any of the obligations of the Borrower or the right of any Bank provided in Section 1.11 or 3.04.

                  SECTION 2.  FEES; COMMITMENTS.

                  2.01 FEES. (a) The Borrower agrees to pay to the Agent a facility fee (the "Facility Fee") for the account of each Bank for the period from and including the Second Restatement Effective Date to and including the date the Total Commitment has been terminated and all Loans have been repaid computed at a rate per annum equal to the Applicable Facility Fee Percentage from time to time of the sum of the Revolving Loan Commitment (whether or not used) of such Bank as in effect from time to time plus the outstanding Converted Term Loans and Term Loans of such Bank from time to time. Accrued Facility Fees shall be due and payable in arrears on the last Business Day of each March, June, September and December, on the date upon which the Total Commitment is terminated and on the date on which the Loans are repaid in full.

                  (b) In addition to any fees set forth herein, the Borrower shall pay to the Agent, for the account of the Agent and/or the Banks, when and as due, such fees as have been, or are from time to time, separately agreed upon.

                  (c) All  computations of Fees shall be made in accordance with
Section 11.07(b).

                  2.02 VOLUNTARY REDUCTION OF COMMITMENTS. Upon at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) given by the Borrower to the Agent at its Notice Office (which notice shall be irrevocable and shall be promptly transmitted by the Agent to each of the Banks), the Borrower shall have the right, without premium or penalty, to terminate, in whole or in part, the Total Unutilized Revolving Loan Commitment (or to the extent that at such time there are no Revolving Loans or Competitive Bid Loans outstanding, to terminate the Total Revolving Loan Commitment), provided, that (x) any partial reduction of the Total Unutilized Revolving Loan Commitment pursuant to this Section 2.02 shall be in the amount of at least $25,000,000 (and, if greater, in an integral multiple of $25,000,000), and (y) any such termination shall apply to proportionately and permanently reduce the Revolving Loan Commitment of each of the Banks.

                  2.03 MANDATORY REDUCTION OF COMMITMENTS. (a) In addition to any other mandatory commitment reductions pursuant to this Section 2.03, the Total Term Loan Commitment (and the Term Loan Commitment of each Bank) shall terminate in its entirety on the Restatement Effective Date (after giving effect to the making of the Term Loans on such date).

                  (b) In addition to any other mandatory commitment reductions pursuant to this Section 2.03, the Total Revolving Loan Commitment (and the Revolving Loan Commitment of each Bank) shall terminate in its entirety on the Conversion Date.

                  SECTION 3.  PAYMENTS.

                  3.01 VOLUNTARY PREPAYMENTS. The Borrower shall have the right to prepay Term Loans and Revolving Loans (and, on or after the Conversion Date, Converted Term Loans), without premium or penalty, in whole or in part, from time to time on the following terms and conditions: (i) the Borrower shall give the Agent at its Notice Office written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay such Term Loans or Revolving Loans (or, on or after the Conversion Date, Converted Term Loans), the amount of such prepayment and (in the case of Eurodollar Loans) the specific Borrowing(s) pursuant to which made, which notice shall be given by the Borrower (A) in the case of any prepayment of Eurodollar Loans, no later than 12:00 Noon (New York time) two Business Days prior to the date of such prepayment, and (B) in the case of any prepayment of Base Rate Loans, no later than 12:00 Noon (New York time) on the date of such prepayment, and which notice shall promptly be transmitted by the Agent to each of the Banks; (ii) each partial prepayment of any Borrowing shall be (A) in the case of any partial prepayment of Eurodollar Loans, in an aggregate principal amount of at least $5,000,000 (and, if greater, in an integral multiple of $1,000,000), provided that no partial prepayment of Eurodollar Loans made pursuant to a Borrowing shall reduce the aggregate principal amount of the Loans outstanding pursuant to such Borrowing to an amount less than $5,000,000 and (B) in the case of any partial prepayment of Base Rate Loans, in an aggregate principal amount of at least $1,000,000 (and, if greater, in an integral multiple of $1,000,000); (iii) concurrently with any prepayment of Eurodollar Loans made pursuant to this Section 3.01 on a day which is not the last day of the Interest Period applicable thereto, the Borrower shall compensate each Bank for any breakage costs owing under Section 1.12 in respect of such prepayment; and (iv) each prepayment in respect of any Term Loans, Converted Term Loans or Revolving Loans made pursuant to a Borrowing shall be applied pro rata among such Term Loans, Converted Term Loans or Revolving Loans. Upon receipt of a notice of prepayment pursuant to this Section 3.01, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share (if any) of such prepayment. The Borrower shall have no right under this Section 3.01 to prepay any principal amount of any Competitive Bid Loans. Any voluntary prepayments of Term Loans or Converted Term Loans pursuant to this Section 3.01 shall reduce future Term Loan Scheduled Repayments and Converted Term Loan Scheduled Repayments, respectively, on a pro rata basis.

                  3.02 MANDATORY PREPAYMENTS; REPAYMENTS. (a) If at any time the Aggregate Loan Outstandings exceed the Adjusted Borrowing Base, the Borrower shall prepay on such date the Loans in the amount necessary to reduce the Aggregate Loan Outstandings to an amount equal to the Adjusted Borrowing Base. Prepayments made pursuant to this Section 3.02(a) shall be applied in the following order: (i) if made on or prior to the Conversion Date, first, to the Revolving Loans then outstanding in the amount of such excess, second, to the extent any excess remains after all Revolving Loans are prepaid, to the Competitive Bid Loans then outstanding (subject to Section 3.02(f)), and third, to the extent any excess remains after all Competitive Bid Loans are prepaid, to the Term Loans then outstanding in the amount of such remaining excess (such prepayments to reduce future Term Loan Scheduled Repayments on a pro rata basis); and (ii) if made after the Conversion Date, first, to the Converted Term Loans then outstanding in the amount of such excess (such prepayments to reduce future Converted Term Loan Scheduled Repayments on a pro rata basis), and second, to the extent any excess remains after all Converted Term Loans are prepaid, to the Term Loans then outstanding in the amount of such remaining excess (such prepayments to reduce future Term Loan Scheduled Repayments on a pro rata basis).

                  (b) If on any date the sum of outstanding Revolving Loans and outstanding Competitive Bid Loans exceeds the Total Revolving Loan Commitment as then in effect, the Borrower shall repay on such date the principal of Revolving Loans, in an amount equal to such excess (together with any breakage costs owing under Section 1.12). If, after giving effect to the prepayment of all outstanding Revolving Loans as set forth above, the Competitive Bid Loan outstandings exceed the Total Revolving Loan Commitment, the Borrower shall repay on such date the principal of Competitive Bid Loans in an aggregate amount equal to such excess (together with any breakage costs owing under Section 1.12), provided that no Competitive Bid Loan shall be prepaid pursuant to this sentence unless the Bank that made same consents to such prepayment. In the absence of such consent, the provisions of Section 3.02(f) shall be applicable.

                  (c) In addition to any other mandatory repayments pursuant to this Section 3.02, on each date set forth below, the Borrower shall be required to repay that principal amount of Term Loans, to the extent then outstanding, as is set forth opposite such date (each such repayment, as the same may be reduced as provided in Sections 3.01 and 3.02(a), a "Term Loan Scheduled Repayment," and each such date, a "Term Loan Scheduled Repayment Date"):

         TERM LOAN SCHEDULED REPAYMENT DATE                              AMOUNT

         the Last Business Day
           of September, 1998 ...................................     $6,250,000
         the Last Business Day
           of December, 1998 ....................................     $6,250,000

         the Last Business Day
           of March, 1999 .......................................     $6,250,000
         the Last Business Day
           of June, 1999 ........................................     $6,250,000
         the Last Business Day
           of September, 1999 ...................................     $6,250,000
         the Last Business Day
           of December, 1999 ....................................     $6,250,000

         the Last Business Day
           of March, 2000 .......................................     $6,250,000
         the Last Business Day
           of June, 2000 ........................................     $6,250,000
         the Last Business Day
           of September, 2000 ...................................    $12,500,000
         the Last Business Day
           of December, 2000 ....................................    $12,500,000

         the Last Business Day
           of March, 2001 .......................................    $12,500,000

         Term Loan Maturity Date ................................    $12,500,000

                  (d) In addition to any other mandatory repayments pursuant to this Section 3.02, on each date set forth below, the Borrower shall be required to repay that principal amount of Converted Term Loans, to the extent then outstanding, as is set forth opposite such date (each such repayment, as the same may be reduced as provided in Sections 3.01 and 3.02(a), a "Converted Term Loan Scheduled Repayment," and each such date, a "Converted Term Loan Scheduled Repayment Date").




            CONVERTED TERM LOAN
         SCHEDULED REPAYMENT DATE                    AMOUNT

         the Last Business Day in
           August 2000 .....................     $43,750,000
         the Last Business Day
           in November, 2000 ..............      $43,750,000

         the last Business Day in
           February, 2001 .................      $43,750,000
         the Last Business Day
          in May, 2001 ....................      $43,750,000
         the Last Business Day
           in August, 2001 ................      $43,750,000
         the Last Business Day
           in November, 2001 ..............      $43,750,000

         the Last Business Day
           in February 2002 ...............      $43,750,000

         Final Maturity Date ..............      $43,750,000

                  In the event that less than $350,000,000 of Converted Term Loans are outstanding on the Conversion Date (after giving effect to the conversion of outstanding Revolving Loans into Converted Term Loans on such date), the amount of each Converted Term Loan Scheduled Repayment set forth in the table above shall be reduced on a pro rata basis (based on the relative proportion that the amount of each such Converted Term Loan Scheduled Repayment as set forth in the table above bears to the aggregate amount of all Converted Term Loan Scheduled Repayments as set forth in the table above).

                  (e) With respect to each prepayment of Term Loans, Converted Term Loans and/or Revolving Loans required by this Section 3.02, the Borrower may designate the Types of Term Loans, Converted Term Loans and/or Revolving Loans which are to be prepaid and the specific Borrowing(s) pursuant to which made; provided, that (i) if any prepayment of Eurodollar Loans made pursuant to a single Borrowing shall reduce the outstanding Term Loans, Converted Term Loans or Revolving Loans made pursuant to such Borrowing to an amount less than $5,000,000, such Borrowing shall be immediately converted into Base Rate Loans; and (ii) each prepayment of any Term Loans, Converted Term Loans or Revolving Loans made pursuant to a Borrowing shall be applied pro rata among such Term Loans, Converted Term Loans or Revolving Loans. In the absence of a designation of Term Loans, Converted Term Loans or Revolving Loans by the Borrower as described in this Section 3.02(e), the Agent shall, subject to the above, make such designation in its sole discretion with a view, but no obligation, to minimize breakage costs owing under Section 1.12.

                  (f) At any time that the Borrower is obligated to prepay any Competitive Bid Loan pursuant to Section 1.11(b) or 3.02(a) or (b) on a date other than the scheduled maturity date thereof, such prepayment shall only be made if the respective Bank that made such Competitive Bid Loan has consented in writing (or by telephone confirmed in writing) to the Borrower to such prepayment within 48 hours after notice (in writing or by telephone confirmed in writing) by the Borrower to such Bank of such prepayment (it being understood that the Borrower will give such notice and that any failure to respond to such notice will constitute a rejection thereof); if such prepayment is not so consented to by the respective Bank then, in the case of a prepayment otherwise required pursuant to Section 3.02(a) and (b), the provisions of the immediately succeeding sentence will be applicable. At the time any such Competitive Bid Loans are otherwise required to be prepaid, the Borrower will deposit 100% of the principal amount that otherwise would have been paid in respect of the Competitive Bid Loans with the Agent to be held as security for the obligations of the Borrower hereunder pursuant to a cash collateral agreement to be entered into in form and substance satisfactory to the Agent, with such cash collateral to be released from such cash collateral account (and applied to repay the principal amount of such Competitive Bid Loans) upon each occurrence thereafter of the last day of an Interest Period applicable to the relevant Competitive Bid Loans, with the amount to be so released and applied on the last day of each Interest Period to be the amount of the Competitive Bid Loans to which such Interest Period applies (or, if less, the amount remaining in such cash collateral account).

                  3.03 METHOD AND PLACE OF PAYMENT. Except as otherwise specifically provided herein, all payments under this Agreement and the Notes shall be made to the Agent for the ratable account of the Banks entitled thereto, not later than 1:30 p.m. (New York time) on the date when due and shall be made in immediately available funds and in lawful money of the United States of America at the Agent's Payment Office, it being understood that written, telex or facsimile notice by the Borrower to the Agent to make a payment from the funds in the Borrower's account at the Agent's Payment Office shall constitute the making of such payment to the extent of such funds held in such account. Any payments under this Agreement which are made later than 1:30 p.m. (New York time) shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension.

                  3.04 NET PAYMENTS. All payments made by the Borrower hereunder will be made without setoff or counterclaim. Promptly upon notice from any Bank to the

Borrower, the Borrower will pay, prior to the date on which penalties attach thereto, all present and future income, stamp and other taxes, levies, costs and charges whatsoever imposed, assessed, levied or collected on or in respect of a Loan solely as a result of the interest rate being determined by reference to the Eurodollar Rate and/or the provisions of this Agreement relating to the Eurodollar Rate and/or the recording, registration, notarization or other formalization of any thereof and/or any payments of principal, interest or other amounts made on or in respect of a Loan when the interest rate is determined by reference to the Eurodollar Rate (all such taxes, levies, costs and charges being herein collectively called "Taxes"); provided that Taxes shall not include taxes imposed on or measured by the overall net income or overall net profits of that Bank by the United States of America or any political subdivision or taxing authority thereof or therein, or taxes on or measured by the overall net income or overall net profits of any foreign branch or subsidiary of that Bank by any foreign country or subdivision thereof in which that branch or subsidiary is doing business. The Borrower shall also pay such additional amounts equal to increases in taxes payable by that Bank described in the foregoing proviso which increases are attributable to payments made by the Borrower described in the immediately preceding sentence of this Section 3.04. Promptly after the date on which payment of any such Tax is due pursuant to applicable law, the Borrower will, at the request of that Bank, furnish to that Bank evidence, in form and substance satisfactory to that Bank, that the Borrower has met its obligation under this Section 3.04. The Borrower will indemnify each Bank against, and reimburse each Bank on demand for, any Taxes, as determined by that Bank in its good faith discretion. Such Bank shall provide the Borrower with appropriate receipts for any payments or reimbursements made by the Borrower pursuant to this Section 3.04. Notwithstanding the foregoing, the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold (and shall not be required to make payments as otherwise required in this Section 3.04 on account of such deductions or withholdings) income or other similar taxes imposed by the United States of America from interest, fees or other amounts payable hereunder for the account of any Bank other than a Bank
(i) who is a U.S. Person for Federal income tax purposes or (ii) who has the Prescribed Forms on file with the Borrower for the applicable year to the extent deduction or withholding of such taxes is not required as a result of the filing of such Prescribed Forms, provided that if the Borrower shall so deduct or withhold any such taxes, it shall provide a statement to the Agent and such Bank, setting forth the amount of such taxes so deducted or withheld, the applicable rate and any other information or documentation which such Bank may reasonably request for assisting such Bank to obtain any allowable credits or deductions for the taxes so deducted or withheld in the jurisdiction or jurisdictions in which such Bank is subject to tax.

                  SECTION 4. CONDITIONS PRECEDENT. The obligation of the Banks to make any Loan to the Borrower hereunder is subject, at the time of the making of such Loan (except as otherwise hereinafter indicated), to the satisfaction of the following conditions:

                  4.01 EFFECTIVENESS; NOTES. This Agreement shall have become effective as provided in Section 11.10 and there shall have been delivered to the Agent for the account of each Bank the appropriate Note executed by the Borrower in the amount, maturity and as otherwise provided herein.

                  4.02 NO DEFAULT; REPRESENTATIONS AND WARRANTIES. At the time of the making of such Loan and also after giving effect thereto, (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein or in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Loan, unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date.

                  4.03 OFFICER'S CERTIFICATE. On the Second Restatement Effective Date, the Agent shall have received a certificate dated such date, signed by an appropriate officer of the Borrower, stating that all of the applicable conditions set forth in Sections 4.02, 4.06, 4.07, 4.08, 4.11(a) and
4.13 exist as of such date.

                  4.04 OPINIONS OF COUNSEL. On the Second Restatement Effective Date, the Agent shall have received an opinion, or opinions, in form and substance reasonably satisfactory to the Agent, addressed to each of the Banks and dated the Second Restatement Effective Date, from (i) Richard C. Pugh, Jr., general counsel of the Borrower, which opinion shall be substantially in the form of Exhibit C-1 hereto, (ii) Alan Faigin, general counsel of FGC, FPFC and FPFC Delaware, which opinion shall be substantially in the form of Exhibit C-2 hereto and (iii) White & Case, special counsel to the Banks, which opinion shall be substantially in the form of Exhibit C-3 hereto.

                  4.05 CORPORATE PROCEEDINGS. (a) On the Second Restatement Effective Date, the Banks shall have received from each of the Borrower, FGC, FPFC and FPFC Delaware a certificate, dated the Second Restatement Effective Date, signed by the President, any Executive Vice President or any Senior Vice President of such Person, and attested to by the Secretary or any Assistant Secretary of such Person, in the form of Exhibit D hereto with appropriate insertions, together with copies of the Certificate of Incorporation and By-Laws of such Person, the resolutions of such Person and the other documents referred to in such certificate, and the foregoing shall be reasonably satisfactory to the Agent.

                  (b) All corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Credit Documents shall be reasonably satisfactory in form and substance to the Agent, and the Agent shall have received all information and copies of all certificates, documents and papers, including records of corporate proceedings and governmental approvals, if any, which the Agent reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or governmental authorities.

                  4.06 EXISTING CREDIT AGREEMENT. On the Second Restatement Effective Date, concurrently with the incurrence of Loans hereunder, (i) all loans under the Existing Credit Agreement shall have been repaid in full, together with interest thereon and all accrued but unpaid facility fees and utilization fees thereunder, in each case whether or not then due and payable and (ii) and all other amounts, costs and expenses then owing to the Banks (under and as defined in the Existing Credit Agreement) shall have been paid in full.

                  4.07 ADVERSE CHANGE, ETC. On or prior to the Second Restatement Effective Date, nothing shall have occurred since December 31, 1996, which the Agent or the Required Banks shall determine (i) has, or could reasonably be expected to have, a material adverse effect on the rights or remedies of the Agent or the Banks, or on the ability of the Borrower to perform its obligations to them, (ii) has, or could reasonably be expected to have, a material adverse effect on the corporate, organizational or legal structure of FGC, the Borrower or of FGC or the Borrower and their respective Subsidiaries taken as a whole or (iii) has, or could reasonably be expected to have, a materially adverse effect on the condition (financial or otherwise), operations, assets, liabilities or prospects of FGC, the Borrower or of FGC or the Borrower and their respective Subsidiaries taken as a whole.

                  4.08 LITIGATION. At the time of the making of such Loan, there shall be (a) no law or regulation, and no order, judgment or decree of any governmental authority, prohibiting, enjoining or restraining any Bank from making the requested Loan, and (b) no actions, suits or proceedings pending or threatened with respect to FGC or the Borrower or any of their respective Subsidiaries which in the judgment of the Agent or the Required Banks could reasonably be expected to (i) have a material adverse effect on the condition (financial or otherwise), operations, assets, liabilities or prospects of FGC, the Borrower or of FGC or the Borrower and their respective Subsidiaries taken as a whole, (ii) have a material adverse effect on the rights or remedies of the Banks hereunder or under any other Credit Document or on the ability of the Borrower to perform its obligations to the Banks hereunder or under any other Credit Document, or (iii) have a material adverse effect on (A) the ability of FGC to perform its obligations under the Keep Well Agreement, (B) the ability of FPFC to perform its obligations under the Subsidiary Guaranty or
(C) the ability of FPFC Delaware to perform its obligations under the Subsidiary Guaranty.

                  4.09  KEEP  WELL   AGREEMENT.   On  or  prior  to  the  Second
Restatement Effective Date, FGC shall have duly authorized, executed and delivered the Keep Well Agreement in the form attached as Exhibit E hereto (as modified, amended or supplemented from time to time in accordance with the terms hereof and thereof, the "Keep Well Agreement"), and the Keep Well Agreement shall be in full force and effect.

                  4.10 SUBSIDIARY GUARANTY. On or prior to the Second Restatement Effective Date, each of FPFC and FPFC Delaware shall have duly authorized, executed and delivered a Subsidiary Guaranty in the form attached as Exhibit F hereto (as modified, amended or supplemented from time to time in accordance with the terms hereof and thereof, the "Subsidiary Guaranty"), and each such Subsidiary Guaranty shall be in full force and effect.

                  4.11   PERMITTED   SUBORDINATED   DEBT.   (a)  On  the  Second
Restatement Effective Date, the Borrower shall have outstanding Permitted Subordinated Debt in an aggregate principal amount of at least $20,000,000.

                  (b) On or prior to the Second Restatement Effective Date, the Banks shall have received true and correct copies of the documents relating to the Permitted Subordinated Debt and such documents and all of the terms and conditions of the Permitted Subordinated Debt (including, without limitation, subordination, standstill, blockage and turnover provisions) shall be in form and substance satisfactory to the Agent.

                  (c) The Agent shall have received evidence in form, scope and substance satisfactory to it that the matters set forth in this Section 4.11 have been satisfied at such time.

                  4.12 FINANCIAL STATEMENTS. Prior to the Second Restatement Effective Date, the Borrower shall have delivered or caused to be delivered to the Agent and to each Bank:

                  (a) the audited consolidated and unaudited consolidating balance sheet of the Borrower as of December 31, 1996, and the related consolidated and consolidating statement of income and consolidated statements of stockholders' equity and of cash flows for the fiscal year then ended, in each case prepared in accordance with GAAP;

                  (b) the unaudited consolidated and consolidating balance sheet of the Borrower as of March 31, 1997, and the related consolidated and consolidating statement of income and consolidated statement of stockholders' equity for the three-month period then ended, in each case prepared in accordance with GAAP (subject to normal year-end audit adjustments);

                  (c) the annual report on Form 10-K of FGC for FGC's fiscal year ended on December 31, 1996, as filed with the SEC; and

                  (d) the quarterly report on Form 10-Q of FGC for FGC's fiscal quarter ended on March 31, 1997, as filed with the SEC.

                  4.13 APPROVALS. On the Second Restatement Effective Date, all necessary and material governmental and third party approvals and filings in connection with the Credit Documents and otherwise referred to herein, to the extent such approvals and filings are required to be obtained or made prior to the Second Restatement Effective Date, shall have been obtained and remain in full force and effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents or imposes, in the judgment of the Required Banks or the Agent, materially adverse conditions upon the consummation of the transactions contemplated thereby.

                  4.14 PAYMENT OF FEES. On the Second Restatement Effective Date, all costs, fees and expenses, and all other compensation contemplated by this Agreement or the other Credit Documents, due to the Agent or any Banks shall have been paid to the extent due.

                  4.15 NOTICE OF BORROWING. The Agent shall have received (a) a Notice of Borrowing satisfying the requirements of Section 1.03 in the case of a Borrowing of Revolving Loans, or a Notice of Competitive Bid Borrowing satisfying the requirements of Section 1.04 in the case of a Borrowing of Competitive Bid Loans and (b) a Borrowing Base Certificate, dated as of the most recent date for which a Borrowing Base Certificate is required to be delivered pursuant to Section 6.01(d).

                  4.16 CONSENT LETTER. On the Second Restatement Effective Date, the Agent shall have received from CT Corporation System (a) a letter substantially in the form of Exhibit H-1 hereto, indicating its consent to its appointment by the Borrower as its agent to receive service of process as specified in Section 11.08, (b) a letter substantially in the form of Exhibit H-2 hereto, indicating its consent to its appointment by FGC as its agent to receive service of process as specified in Section 13(a) of the Keep Well Agreement, (c) a letter substantially in the form of Exhibit H-3 hereto, indicating its consent to its appointment by FPFC as its agent to receive service of process as specified in Section 20(A) of the Subsidiary Guaranty and
(d) a letter substantially in the form of Exhibit H-4 hereto, indicating its consent to its appointment by FPFC Delaware as its agent to receive service of process as specified in Section 20(A) of the Subsidiary Guaranty.

                  The acceptance of the benefits of each Loan shall constitute a representation and warranty by the Borrower to each of the Banks that all of the applicable conditions specified above exist or have been satisfied as of such date. All of the certificates, legal opinions and other documents and papers referred to in this Section 4, unless otherwise specified, shall be delivered to the Agent at its Notice Office for the account of each of the Banks and, except for the Notes, in sufficient counterparts for each of the Banks and shall be reasonably satisfactory in form and substance to the Agent.

                  SECTION 5. REPRESENTATIONS, WARRANTIES AND AGREEMENTS. In order to induce the Banks to enter into this Agreement and to make the Loans provided for herein, the Borrower makes the following representations and warranties to, and agreements with, the Banks, all of which shall survive the execution and delivery of this Agreement and the making of the Loans (with the making of each Loan being deemed to constitute a representation and warranty that the matters specified in this Section 5 are true and correct in all material respects on and as of the date of the making of each such Loan unless such representation and warranty expressly indicates that it is being made as of any specific date in which case such representation and warranty shall be true and correct in all material respects as of such specified date):

                  5.01 CORPORATE STATUS. The Borrower and each of its Subsidiaries (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which failure to be so qualified and in good standing might have a material adverse effect on the operations, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower or of the Borrower and its Subsidiaries taken as a whole, and (iii) has all requisite corporate power and authority to own, operate and encumber, its property and assets and to conduct its business as presently conducted.

                  5.02 CORPORATE POWER. The execution, delivery and performance by each of the Borrower, FGC, FPFC and FPFC Delaware of each Credit Document to which it is or will be a party are within such Person's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene
(i) such Person's articles of incorporation or by-laws or (ii) any law or any contractual restriction binding on or affecting such Person.

                  5.03 AUTHORITY. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery and performance by the Borrower, FGC, FPFC or FPFC Delaware of any Credit Document to which it is or will be a party.

                  5.04 BINDING OBLIGATION. This Agreement is, and each other Credit Document to which the Borrower will be a party when delivered hereunder will be, the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms.

                  5.05 FINANCIAL POSITION. The audited consolidated and unaudited consolidating balance sheets of Borrower and its Subsidiaries as at December 31, 1996, and the related audited consolidated and unaudited consolidating statements of income and consolidated statements of stockholder's equity and of cash flows of the Borrower and its Subsidiaries for the fiscal year then ended, and the unaudited consolidated and unaudited consolidating balance sheets of the Borrower and its Subsidiaries as at March 31, 1997 and the related unaudited consolidated and unaudited consolidating statements of income and consolidated statement of stockholder's equity for the three-month period then ended, copies of which have been furnished to each Bank, fairly present (subject, in the case of the balance sheets as at March 31, 1997 and the statements of income and stockholder's equity for the three-month period then ended, to year-end audit adjustments) the financial condition of the Borrower and its Subsidiaries as at such date and the results of the operations of the Borrower and its Subsidiaries for the period ended on such date, all in accordance with GAAP. Since December 31, 1996, there has been no change in such condition or operations which has had or might have a material adverse effect on
(i) the operations, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower or of the Borrower and its Subsidiaries taken as a whole or (ii) the ability of the Borrower to perform under, or the ability of the Agent or the Banks to enforce repayment of the Loans under, the Credit Documents.

                  5.06 LITIGATION. There is no pending or threatened action or proceeding affecting the Borrower, FGC, FPFC or FPFC Delaware or any of their respective Subsidiaries before any court, governmental agency or arbitrator, which (i) could reasonably be expected to have a material adverse effect on (A) the operations, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower, FPFC or FPFC Delaware or of FGC or the Borrower and their respective Subsidiaries taken as a whole or (B) the ability of the Borrower, FPFC, FPFC Delaware or FGC to perform under, or the ability of the Agent or the Banks to enforce repayment of the Loans under, the Credit Documents or (ii) which purports to affect the legality, validity or enforceability of this Agreement or any Credit Document to which such Person is or will be a party.

                  5.07 NO CONFLICT. The execution, delivery and performance by each of the Borrower, FGC, FPFC and FPFC Delaware of each of the Credit Documents to which it is a party do not and will not (i) conflict with or violate the articles of incorporation or by-laws of such Person, (ii) conflict with, result in a breach of or constitute a default under any Requirement of Law or Contractual Obligation of such Person, or require termination of any Contractual Obligation, which conflict, breach, default or termination would be likely to have a material adverse effect on (A) the operations, assets, liabilities, condition (financial or otherwise) or prospects of such Person or of the Borrower and its Subsidiaries taken as a whole or (B) the ability of the Borrower, FPFC, FPFC Delaware or FGC to perform under, or the ability of the Agent or the Banks to enforce repayment of the Loans under, the Credit Documents, (iii) result in or require the imposition of any Lien whatsoever upon any of the properties or assets of such Person or (iv) constitute a tortious interference with any Contractual Obligation of any Person.

                  5.08 SECURITIES ACTIVITIES. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

                  5.09 NO MATERIAL ADVERSE CHANGE. Since December 31, 1996, there has occurred no event which has had or could reasonably be expected to have a material adverse effect on (i) the operations, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower, FPFC or FPFC Delaware or of FGC or the Borrower and their respective Subsidiaries taken as a whole or (ii) the ability of the Borrower, FPFC, FPFC Delaware or FGC to perform under, or the ability of the Agent or the Banks to enforce repayment of the Loans under, the Credit Documents.

                  5.10 RESTRICTED JUNIOR PAYMENTS. Since December 31, 1996, neither the Borrower nor any of its Subsidiaries has directly or indirectly declared, ordered, paid or made or set apart any sum or property for any Restricted Junior Payment or agreed to do so, except for those allowed under the Existing Credit Agreement as then in effect.

                  5.11 USE OF PROCEEDS. The Borrower will use proceeds of the Loans to be made hereunder solely as set forth in and permitted by Section 6.05 and Section 7.12.

                  5.12 DISCLOSURE. The schedules, certificates and other written statements and materials and information furnished by or on behalf of the Borrower to the Agent and the Banks do not contain any material misstatement of fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

                  5.13 OWNERSHIP AND ACTIVITIES. The Borrower is a Wholly-Owned Subsidiary of FGCC. FGCC is a Wholly-Owned Subsidiary of FGC and its principal business is the ownership of the Borrower, the Borrower's Subsidiaries and other financial services Subsidiaries of FGC. FGC is a holding company with its principal subsidiaries engaged in the insurance and financial services industries. The principal business of the Borrower is the making of asset-based secured loans to small and middle-market companies. Fremont Funding Inc. is a special purpose corporation incorporated in furtherance of the transactions contemplated by the Pooling and Servicing Agreement and the Asset Sale and Contribution Agreement. The principal business of FPFC is the financing of commercial insurance premiums. The principal business of FPFC Delaware is the financing of commercial insurance premiums in states other than California. FVFCFC is a special purpose corporation incorporated in furtherance of the transactions contemplated by the Pooling and Servicing Agreement and the Asset Sale and Contribution Agreement. The Subsidiaries of the Borrower and of FGC are set forth in Annex III, which shows, for each Subsidiary of FGC the direct owner of its capital stock and the nature of its business and, for each Subsidiary of the Borrower, the jurisdiction of its organization, the number of shares of each class of capital stock or other equity interests outstanding, and the direct owner of each such share. Annex III is accurate and complete as of the date hereof. Other than as set forth on Annex III, there are no outstanding options, warrants, rights of conversion or purchase, or similar rights to acquire capital stock of any such Subsidiaries, and all of the outstanding shares of capital stock or other equity interests of all of such Subsidiaries have been validly issued, are fully paid and non-assessable and are owned directly by the Borrower or FGC (as the case may be) free and clear of all liens, security interests and other charges or encumbrances.

                  5.14 SUBORDINATION AGREEMENTS. The subordination provisions of each of the Subordination Agreements are enforceable against the holders of the Subordinated Notes and all liability of the maker thereof in respect of the Obligations is within the definition of the "Obligations" as defined and used in the Subordination Agreements.

                  5.15 PAYMENT OF TAXES. All tax returns and reports of the Borrower and its Subsidiaries required to be filed have been timely filed, and all taxes, assessments, fees and other charges of Governmental Authorities upon the Borrower and its properties, assets, income and franchises which are shown on such returns as being due and payable, have been paid.

                  5.16 COMPLIANCE WITH LAW. Each of the Borrower and its Subsidiaries is in compliance in all material respects with all Requirements of Law applicable to it and its business and has obtained all material Permits necessary for the conduct of its business as presently conducted.

                  5.17 ASSETS AND PROPERTIES. Each of the Borrower and its Subsidiaries has good title to all of the assets (tangible and intangible) owned by it, and all such assets are free and clear of all Liens, except as otherwise specifically permitted by the terms and provisions of this Agreement and the other Credit Documents.

                  5.18 CONSENTS AND AUTHORIZATIONS. Each of the Borrower, FGC, FPFC and FPFC Delaware has obtained all consents and authorizations required pursuant to any of its material Contractual Obligations with any other Person, and has obtained all consents and authorizations of, and effected all filings, registrations, or other actions with any Governmental Authority, as may be necessary to allow it lawfully to execute, deliver and perform its obligations, as of the date this representation is made, under the Credit Documents and each other agreement or instrument to be executed and delivered by it pursuant thereto.

                  5.19 ERISA. Neither the Borrower nor any ERISA Affiliate maintains or contributes to any Plan other than those listed on Annex IV. Each Plan which is intended to be qualified under Section 401(a) of the Code as currently in effect has been determined by the Internal Revenue Service to be so qualified, and each trust related to any such Plan has been determined to be exempt from federal income tax under Section 501(a) of the Code as currently in effect. Neither the Borrower nor any ERISA Affiliate maintains or contributes to any employee welfare benefit plan within the meaning of Section 3(1) of ERISA which provides benefits to employees after termination of employment other than as required by Section 601 of ERISA. Neither the Borrower nor any ERISA Affiliate has breached any of the responsibilities, obligations or duties imposed on it by ERISA or regulations promulgated thereunder with respect to any Plan. No Benefit Plan has incurred any accumulated funding deficiency (as defined in Sections 302(a)(2) of ERISA and 412(a) of the Code) whether or not waived. Neither the Borrower nor any ERISA Affiliate nor any fiduciary of any Plan which is not a Multiemployer Plan (i) has engaged in a nonexempt prohibited transaction described in Sections 406 of ERISA or 4975 of the Code or (ii) has taken or failed to take any action which would constitute or result in a Termination Event (other than the standard termination pursuant to Section 4041(b) of ERISA of the Commercial Bankers' Life Insurance Company Retirement Plan). Neither the Borrower nor any ERISA Affiliate has incurred any liability to the PBGC which remains outstanding other than the payment of premiums, and there are no premium payments which have become due which are unpaid. Schedule B to the most recent annual report filed with the Internal
Revenue Service with respect to each Benefit Plan and furnished to Banks is complete and accurate. Since the date of each such Schedule B, there has been no adverse change in the funding status or financial condition of the Benefit Plan relating to such Schedule B. Neither the Borrower nor any ERISA Affiliate is currently or has, within the past six years, been obligated to make a contribution or payment to a Multiemployer Plan. Neither the Borrower nor any ERISA Affiliate has failed to make a required installment or any other required payment under Section 412 of the Code on or before the due date for such installment or other payment. Neither Borrower nor any ERISA Affiliate is required to provide security to a Benefit Plan under Section 401(a)(29) of the Code due to a Plan amendment that results in an increase in current liability for the plan year. The Borrower or FGC has given to the Agent copies of all of the following: the most recent actuarial report for each Benefit Plan in existence or committed to as of the date of this Agreement; each employee welfare benefit plan within the meaning of Section 3(1) of ERISA which provides benefits to employees after termination of employment other than as required by
Section 601 of ERISA; the most recent summary plan description for such plan; and the aggregate amount of the most recent annual payments made to terminated employees under each such plan.

                  SECTION 6. AFFIRMATIVE COVENANTS. The Borrower hereby covenants and agrees that on the Second Restatement Effective Date and thereafter, for so long as this Agreement is in effect and until such time as the Total Commitment has terminated, no Notes are outstanding and the Loans, together with interest, Fees and all other Obligations incurred hereunder, are paid in full:

                  6.01 Reporting Requirements. The Borrower will furnish to each Bank:

                  (a) as soon as available and in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, (i) a consolidated and consolidating balance sheet of the Borrower and its

         Subsidiaries as of the end of such fiscal quarter and a consolidated and consolidating statement of income and a consolidated statement of stockholder's equity of the Borrower and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending at the end of such fiscal quarter, certified by the chief financial officer of the Borrower, (ii) a consolidated balance sheet of FPFC and its Subsidiaries as of the end of such fiscal quarter and a consolidated and consolidating statement of income of FPFC and its Subsidiaries for such fiscal quarter, all of which shall be certified by the chief financial officer of the Borrower and (iii) the quarterly report on Form 10-Q for FGC for such fiscal quarter;

                  (b) as soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, (i) a consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal year and a consolidated and consolidating statement of income and consolidated statements of stockholder's equity and of cash flows of the Borrower and its Subsidiaries for such fiscal year, (ii) a consolidated balance sheet of FPFC and its Subsidiaries as of the end of such fiscal year and a consolidated and statement of income and of stockholder's equity and statements of cash flows for FPFC and its Subsidiaries for such fiscal year; all of which (except for the consolidating statements referred to in clause (i) above) shall be certified without qualification by Ernst & Young or other independent public accountants acceptable to the Agent and the Required Banks and (iii) the annual report on Form 10-K for FGC for such fiscal year;

                  (c) within 45 days after the end of each fiscal quarter of the Borrower, a compliance certificate executed by an Authorized Officer of the Borrower demonstrating in reasonable detail compliance during and at the end of such fiscal quarter with the covenants set forth in Sections 7.19 through 7.25;

                  (d) (i) within 10 days after the end of each month and promptly after any request therefor by the Agent or any Bank, a Borrowing Base Certificate dated as of the last day of such month or a more recent date stated in any such request, and (ii) within 30 days after the end of each fiscal quarter of Borrower, a risk class rating summary of the Borrower's loan portfolio using the Borrower's internal risk class rating system;

                  (e) as soon as possible and in any event within 10 days after any change in (i) the credit rating assigned by Moody's or S&P to any long-term debt of FGC (including, without limitation, any change in the Moody's Credit Rating or the S&P Credit Rating), (ii) the stated implied senior debt rating assigned by Moody's or S&P with respect to FGC and/or (iii) the credit rating assigned by Moody's or S&P to the Liquid Yield Option Notes of FGC; notice of such change and the date on which it was first announced by the applicable rating agency;

                  (f) as soon as possible  and in any event within 10 days after
         (i) any change with respect to any of the matters that are the subject of the representations and warranties in Section 5 which could reasonably be expected to have a material adverse effect on (A) the operations, assets, liabilities, condition (financial or otherwise) or prospects of FPFC, FPFC Delaware or the Borrower or of FGC or the Borrower and their respective Subsidiaries taken as a whole or (B) the ability of the Borrower, FPFC, FPFC Delaware or FGC to perform under, or the ability of the Agent or the Banks to enforce repayment of the Loans under, the Credit Documents, or (ii) the occurrence of any Default or Event of Default, a statement of the chief financial officer of the Borrower setting forth details of such change, Default or Event of Default and the action which the Borrower has taken and proposes to take with respect thereto;

                  (g) promptly after the sending or filing thereof, copies of all reports and registration statements which the Borrower or any of its Subsidiaries files with the SEC or any national securities exchange;

                  (h) promptly after the service upon, or receipt by, the Borrower or any of its Subsidiaries of a summons and/or complaint or cross-complaint naming the Borrower or any of its Subsidiaries as a defendant or cross-defendant or other legal process initiating, or any communication threatening, any litigation against the Borrower or any of its Subsidiaries which, if determined adversely to the Borrower or such Subsidiary, could reasonably be expected to have a material adverse effect on (i) the operations, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower or of the Borrower and its Subsidiaries taken as a whole or (ii) the ability of the Borrower to perform under, or the ability of the Agent or the Banks to enforce repayment of the Loans under, the Credit Documents, notice of such pending or threatened litigation;

                  (i) such other information respecting the condition or operations, financial or otherwise, of the Borrower or any of its Subsidiaries as any Bank through the Agent may from time to time reasonably request;

                  (j) within 10 Business Days after the Borrower or any ERISA Affiliate knows or has reason to know that a Termination Event has occurred, a written statement of the chief financial officer of the Borrower describing such Termination Event and the action, if any, which the Borrower or such ERISA Affiliate has taken, is taking or proposes to take with respect thereto, and when known, any action taken or threatened by the Internal Revenue Service, DOL or PBGC with respect thereto;

                  (k) within 10 Business Days after the Borrower or any ERISA Affiliate knows or has reason to know that a prohibited transaction (defined in Section 406 of ERISA or Section 4975 of the Code) has occurred, a statement of the chief financial officer of the Borrower describing such transaction and the action which the Borrower or such ERISA Affiliate has taken, is taking or proposes to take with respect thereto;

                  (l) within three Business Days after the filing thereof with the Internal Revenue Service, DOL or PBGC, copies of each annual report (Form 5500 series), including Schedule B thereto, filed with respect to each Benefit Plan;

                  (m) within three Business Days after receipt by the Borrower or any ERISA Affiliate of each actuarial report for any Benefit Plan or Multiemployer Plan and each annual report for any Multiemployer Plan, copies of each such report;

                  (n) within three Business Days after the filing thereof with the Internal Revenue Service, a copy of each funding waiver request filed with respect to any Benefit Plan and all communications received by the Borrower or any ERISA Affiliate with respect to such request;

                  (o) within three Business Days of the occurrence thereof, notification of any increases in the benefits of any existing Plan or the establishment of any new Plan or the commencement of contributions to any Plan to which the Borrower or any ERISA Affiliate was not previously contributing;

                  (p) within three Business Days after receipt by the Borrower or any ERISA Affiliate of the PBGC's intention to terminate a Benefit Plan or to have a trustee appointed to administer a Benefit Plan, copies of each such notice;

                  (q) within three Business Days after receipt by the Borrower or any ERISA Affiliate of any favorable or unfavorable determination letter from the Internal Revenue Service regarding the qualification of a Plan under Section 401(a) of the Code, copies of each such letter;

                  (r) within three Business Days after receipt by the Borrower or any ERISA Affiliate of a notice from a Multiemployer Plan regarding the imposition of withdrawal liability, copies of each such notice;

                  (s) within three Business Days after the Borrower or any ERISA Affiliate fails to make a required installment or any other required payment under Section 412 of the Code on or before the due date for such installment or payment, a notification of such failure;

                  (t) within three Business Days after the Borrower or any ERISA Affiliate knows or has reason to know (A) a Multiemployer Plan has been terminated, (B) the administrator or plan sponsor of a Multiemployer Plan intends to terminate a Multiemployer Plan, or (C) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multiemployer Plan, notification thereof; and

                  (u) as soon as practicable following request by the Agent or any Bank, short-form good standing certificates for the Borrower from the Secretary of State of each jurisdiction in which the Borrower is qualified to transact business, except those jurisdictions where the failure to qualify does not have or is not reasonably likely to have a material adverse effect on the operations, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower or of the Borrower and its Subsidiaries taken as a whole.

                  For purposes of clauses (j) through (t) of this Section 6.01, the Borrower and each ERISA Affiliate shall be deemed to know all facts known by the Administrator of any Plan of which the Borrower or any ERISA Affiliate is the plan sponsor.

                  6.02 CORPORATE EXISTENCE, ETC. The Borrower shall, and shall cause each of its Subsidiaries to, at all times maintain its corporate existence and preserve and keep in full force and effect its rights and franchises unless the failure to maintain such rights and franchises would not have a material adverse effect on (i) the operations, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower or of the Borrower and its Subsidiaries taken as a whole or (ii) the ability of the Borrower to perform under, or the ability of the Agent or the Banks to enforce repayment of the Loans under, the Credit Documents.

                  6.03 CORPORATE POWERS, ETC. The Borrower shall, and shall cause each of its Subsidiaries to, qualify and remain qualified to do business in each jurisdiction in which failure to be so qualified might have a material adverse effect on (i) the operations, assets, liabilities, condition (financial or otherwise) or prospects of the

Borrower or of the Borrower and its Subsidiaries taken as a whole or (ii) the ability of the Borrower to perform under, or the ability of the Agent or the Banks to enforce repayment of the Loans under, the Credit Documents.

                  6.04 COMPLIANCE WITH LAW, ETC. The Borrower shall, and shall cause each of its Subsidiaries to, (i) comply in all material respects with all Requirements of Law, and all restrictive covenants affecting such Person or the business, assets or operations of such Person, and (ii) obtain as needed all material Permits necessary for its operations and maintain such in good standing.

                  6.05 USE OF PROCEEDS. The Borrower shall use the proceeds of the Loans (a) to fully repay its obligations under the Existing Credit Agreement and (b) to finance the funding of loans constituting Eligible Receivables.

                  6.06 PAYMENT OF TAXES AND CLAIMS. The Borrower shall pay or cause to be paid, and shall cause each of its Subsidiaries to pay, (i) all taxes, assessments and other governmental charges imposed upon it or on any of its properties or assets or in respect of any of its franchises, business, income, properties or operations before any penalty or interest accrues thereon, and (ii) all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred or the enforcement of any such Lien shall be threatened or demanded with respect thereto; provided, that no such taxes, assessments and governmental charges referred to in clause (i) above or claims referred to in clause (ii) above need be paid if being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if adequate reserves shall have been accrued therefor in accordance with GAAP.

                  6.07 MAINTENANCE OF PROPERTIES; INSURANCe. (a) The Borrower shall, and shall cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, excepting ordinary wear and tear and damage due to casualty or condemnation, all of its properties material to its operations and will make or cause to be made all appropriate repairs, renewals and replacements thereof, consistent with past practice.

                  (b) The Borrower and each of its Subsidiaries shall maintain or cause to be maintained, with financially sound and reputable insurers, the insurance policies and programs listed on Annex V (including liability insurance) or substantially similar programs or policies and coverages or other programs, policies and coverages reasonably acceptable to the Required Banks.

                  6.08 INSPECTION OF PROPERTY; BOOKS AND RECORDS; DISCUSSIONS. The Borrower shall permit, and shall cause each of its Subsidiaries to permit, any authorized representative(s) designated by Agent to visit and inspect any of its properties or the properties of any of its Subsidiaries, including their financial and accounting records, and to make copies and take extracts therefrom, and to discuss their affairs, finances and accounts with their officers, all at such times during normal business hours and as often as may be reasonably requested, but at no expense to the Borrower.

                  6.09 ERISA. The Borrower shall establish, maintain and operate all Plans to comply in all material respects with the provisions of ERISA, the Code and all other applicable laws and the regulations and interpretations thereunder.

                  6.10 MAINTENANCE OF SUBORDINATED DEBT. The Borrower shall at all times maintain Permitted Subordinated Debt outstanding in an aggregate principal amount of at least $20,000,000.

                  6.11 FURTHER ASSURANCES. The Borrower shall, from time to time, upon the Required Banks' request, execute and deliver such documents as the Required Banks may, in their reasonable discretion, deem necessary or desirable to (i) consummate fully the transactions contemplated hereunder and
(ii) correct any errors of a typographical nature which may be contained in any of the Credit Documents.

                  SECTION 7. NEGATIVE COVENANTS. The Borrower hereby covenants and agrees that on the Second Restatement Effective Date and thereafter, for so long as this Agreement is in effect and until such time as the Total Commitment has terminated, no Notes are outstanding and the Loans, together with interest, Fees and all other Obligations incurred hereunder, are paid in full:

                  7.01 LIENS. The Borrower shall not create or suffer to exist, or permit any of its Subsidiaries to create or suffer to exist, any Lien upon or with respect to any of its properties, whether now owned or hereafter acquired, or assign, or permit any of its Subsidiaries to assign, any right to receive income, in each case to secure or provide for the payment of any Indebtedness, obligation or liability of any Person, except:

                  (a) Liens upon any Cash Equivalent pledged to secure any Permitted L/C Guarantee permitted by Section 7.05, so long as the aggregate amount so pledged does not exceed 100% of the Permitted L/C Guarantee secured thereby;

                  (b) Liens created pursuant to the Asset Sale and Contribution Agreement or the Pooling and Servicing Agreement;

                  (c) Liens created by FVFCFC in connection with its commercial paper facility;

                  (d) Liens for taxes not yet due or Liens for taxes being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with GAAP;

                  (e) Liens imposed by law which were incurred in the ordinary course of business, such as carriers', warehousemen's and mechanics' Liens and other similar Liens arising in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Borrower or any Subsidiary or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or asset subject to such Lien;

                  (f) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 8.11;

                  (g) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money);

                  (h) Leases or subleases granted to others not interfering in any material respect with the business of the Borrower or any of its Subsidiaries and any interest or title of a lessor under any lease not in violation of this Agreement;

                  (i) Liens arising from UCC financing statements regarding leases not in violation of this Agreement;

                  (j) Liens arising pursuant to purchase money mortgages securing Indebtedness representing the purchase price (or financing of the purchase price within 90 days after the respective purchase) of assets acquired after the Restatement Effective Date, provided that (i) any such Liens attach only to the assets so purchased, attachments thereto and proceeds thereof, (ii) the principal amount of the Indebtedness secured by any such Lien does not exceed 100%, nor is less than 70%, of the lesser of the fair market value or the purchase price of the property being purchased at the time of the incurrence of such Indebtedness and (iii) the aggregate outstanding principal amount of Indebtedness secured by Liens permitted by this clause (j) shall not exceed $5,000,000 at any time;

                  (k) Liens which constitute rights of set-off of a customary nature or bankers' liens on amounts on deposit, whether arising by contract or by operation of law, in connection with arrangements entered into with depository institutions in the ordinary course of business; and

                  (l) Liens constituting extensions, renewals or replacements of any Lien referred to in clause (j) above, provided that the principal amount of the Indebtedness secured thereby is not increased and that any such extension, renewal or replacement Lien attaches only to the property originally encumbered thereby.

                  7.02 INDEBTEDNESS. The Borrower shall not create or suffer to exist, or permit any of its Subsidiaries to create or suffer to exist, directly or indirectly, any Indebtedness except:

                  (a)  the Obligations;

                  (b)  the Permitted Subordinated Debt in an aggregate principal
         amount  not to exceed US $50,000,000, and  any  Permitted   Refinancing
         thereof;

                  (c) Indebtedness in respect of Accommodation Obligations permitted by Section 7.05;

                  (d) Indebtedness of FVFCFC incurred in connection with its commercial paper facility;

                  (e)  Indebtedness   of   the   Borrower   in  respect  of cash
         collateral delivered to the Borrower by its customers in the ordinary course of the Borrower's business;

                  (f) Indebtedness of the Borrower incurred under lines of credit extended to the Borrower by Wells Fargo Bank N.A. and LaSalle National Bank (and any Permitted Refinancing thereof) in an amount, taken together with the aggregate contingent liability under all Permitted L/C Guarantees issued under Section 7.05(b), not to exceed, in the aggregate, $25,000,000 outstanding at any one time;

                  (g) Indebtedness of FPFC and FPFC Delaware to the Borrower in an aggregate amount not to exceed at any time outstanding the aggregate amount of Eligible Receivables of FPFC or FPFC Delaware, as the case may be, at such time;

                  (h) Indebtedness of Fremont Funding Inc. incurred pursuant to the Pooling and Servicing Agreement and the Asset Sale and Contribution Agreement;

                  (i) Indebtedness consisting of Interest Rate Protection Agreements or Other Hedging Agreements entered into by the Borrower or any of its Subsidiaries in the ordinary course of business, so long as such Agreements are entered into in respect of the assets or obligations of the Borrower or such Subsidiary for bona fide hedging purposes and not for purposes of speculation;

                  (j) Indebtedness of the Borrower owing to any Subsidiary (other than FPFC) and Indebtedness of any Subsidiary (other than FPFC) owing to the Borrower, which Indebtedness shall (x) be unsecured, (y) not exceed $5,000,000 outstanding at any time and (z) in the case of any such Indebtedness of the Borrower, be subordinated to the Obligations in a manner satisfactory to the Agent; and

                  (k) Indebtedness consisting of purchase money indebtedness incurred in compliance with the terms of Section 7.01(j).

                  7.03 LEASE OBLIGATIONS. The Borrower shall not create or suffer to exist, or permit any of its Subsidiaries to create or suffer to exist, any obligations for the payment of rent for any property under leases or agreements to lease having a term of one year or more which would cause the direct or contingent liabilities of the Borrower and its Subsidiaries, on a consolidated basis, in respect of all such obligations to exceed $3,000,000 payable in any period of 12 consecutive months.

                  7.04 SALE OF ASSETS. The Borrower shall not, and shall not permit any of its Subsidiaries to, sell, assign, transfer, lease, convey or otherwise dispose of any properties or assets, whether now owned or hereafter acquired, or any income or profits therefrom, except:

                  (a) sales in the ordinary course of business for a sale price not to exceed, in any single transaction or series of related transactions, $15,000,000;

                  (b) transfers of assets from any Subsidiary of the Borrower to the Borrower;

                  (c) sales or transfers effected in connection with the liquidation of collateral securing Finance Receivables;

                  (d) sales of participations in Finance Receivables in the ordinary course of business for cash and payments (including transfers of collateral securing amounts which, but for the sale of participations therein, would constitute Finance Receivables and payments of proceeds of such collateral) to participants in respect of such participations;

                  (e) transfer of assets and sales contemplated by the Pooling and Servicing Agreement and the Asset Sale and Contribution Agreement; and

                  (f) transfers of the "Variable Funding Certificate" described in the Pooling and Servicing Agreement to or by FVFCFC in connection with its commercial paper facility.

                  7.05 ACCOMMODATION OBLIGATIONS. The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly create or become or be liable with respect to any Accommodation Obligation except:

                  (a)  guaranties  resulting  from   endorsement  of  negotiable
         instruments for collection in the ordinary course of business;

                  (b) Permitted L/C Guarantees, fully supported by collateral pledged to the Borrower or its Subsidiaries by third parties under existing working capital facilities, issued in the ordinary course of the Borrower's or its Subsidiaries' business for the account of Persons who are not Affiliates or Subsidiaries of the Borrower; provided, that the aggregate contingent liability under such Permitted L/C Guarantees, taken together with Indebtedness of the Borrower incurred under lines of credit extended to the Borrower by Wells Fargo Bank N.A. and LaSalle National Bank permitted by Section 7.02(f), shall not at any time exceed, in the aggregate, $25,000,000; and

                  (c) Letters of credit, purchase guarantees or other similar credit support arrangements issued by the Borrower in the ordinary course of Borrower's or its Subsidiaries' business for the account of Persons who are not Affiliates or Subsidiaries of the Borrower and fully secured by collateral pledged to the Borrower or its Subsidiaries by third parties under existing working capital facilities; provided, that the aggregate amount of the Borrower's contingent liability thereunder does not at any time exceed (i) for the period commencing on August 24, 1996 to but excluding August 24, 1997, $15,000,000 and (ii) for the period commencing on August 24, 1997 and thereafter, $20,000,000.

                  7.06 INVESTMENTS. The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, make or own any Investment in any Person except:

                  (a)  Investments in cash or Cash Equivalents;

                  (b)  Investments acquired in  satisfaction  of  claims  in  an
         proceedings    under   the   Bankruptcy   Code  or  similar  insolvency
         proceedings;

                  (c) Investments in Finance Receivables in the ordinary course of business, provided that (i) the aggregate amount of such Investments in Discounted Receivables shall not exceed 5% of consolidated Finance Receivables of the Borrower and its Subsidiaries, (ii) with respect to any Finance Receivables purchased, directly or indirectly, from FIL and/or FGC Commercial Mortgage Finance, (A) such purchases must be on arms-length terms, (B) all such Finance Receivables must qualify as Eligible Receivables and (C) the aggregate principal amount of such Finance Receivables held by the Borrower and its Subsidiaries from time to time (whether purchased directly or indirectly and whether purchased prior to or after the Restatement Effective Date) shall not exceed $65,000,000 and (iii) the aggregate amount of such Investments in Finance Receivables which are primarily secured by mortgages or other interests in real property (including promissory notes which are secured primarily by mortgages or other interests in real property) and originated or serviced by the Borrower and its Subsidiaries or its Affiliates and which are not also secured by working capital assets shall not exceed $135,000,000 at any time;

                  (d) Investments in stock, shares, capital or other ownership interests in any Person (other than FGC or any Subsidiary of FGC) all or substantially all of whose assets are comprised of Finance Receivables, provided that any such Investment, when added to all prior Investments under this Section 7.06(d) from and after August 24, 1995, shall not exceed, in the aggregate, 25% of the Consolidated Tangible Net Worth of the Borrower at the time of such Investment;

                  (e) Investments in real property only to the extent acquired in connection with the liquidation of Finance Receivables;

                  (f) Investments by Fremont Funding Inc. in the "Transferor Interest" as defined in and as provided under the Pooling and Servicing Agreement;

                  (g) Capital contributions to Fremont Funding Inc., FPFC and FVFCFC;

                  (h) Investments by the Borrower in FPFC and/or FPFC Delaware consisting of Indebtedness of FPFC or FPFC Delaware, as the case may be, permitted by Section 7.02(g);

                  (i) Investments by the Borrower in its Subsidiaries (other than FPFC), and Investments by Subsidiaries of the Borrower (other than
         FPFC) in the Borrower, in each case consisting of Indebtedness permitted by Section 7.02(j);

                  (j)  Investments by FPFC in FPFC Delaware; and

                  (k) Other investments by the Borrower and its Subsidiaries in an aggregate principal amount not to exceed $2,000,000.

                  7.07 RESTRICTED JUNIOR PAYMENTS. The Borrower shall not, and shall not permit any of its Subsidiaries to, declare or make any Restricted Junior Payment, except:

                  (a) dividends or distributions to the Borrower on the capital stock of, or other equity ownership in, any of its Subsidiaries;

                  (b) dividends or distributions to FGC on Preferred Stock of the Borrower in an amount not to exceed 10% of the aggregate liquidation preference per annum if, and only if, (i) no Default or Event of Default shall have occurred and be continuing or shall result therefrom, and (ii) the Borrower's after tax income is sufficient to cover such dividends or distribution;

                  (c) scheduled payments (but not prepayments) due on the Subordinated Notes, provided, that (i) no Default or Event of Default shall have occurred and be continuing or shall result therefrom, and
         (ii) payment is permitted to be made pursuant to the terms of such Subordinated Notes and the applicable Subordination Agreement;

                  (d) scheduled payments (but not prepayments) of principal due on the Permitted Subordinated Debt other than the Subordinated Notes, provided, that (i) no Default or Event of Default shall have occurred and be continuing or shall result therefrom, (ii) such payment is made only out of net cash proceeds received by the Borrower from a Permitted Refinancing of such Permitted Subordinated Debt and (iii) payment is permitted to be made pursuant to the terms of such Permitted Subordinated Debt and the applicable Subordination Agreement; and

                  (e) dividends or distributions to FGC on the common stock of the Borrower, provided, that no Default or Event of Default shall have occurred and be continuing or shall result therefrom.

                  7.08 RESTRICTION ON FUNDAMENTAL CHANGES. (a) The Borrower shall not, and shall not permit any of its Subsidiaries to, enter into any merger or consolidation, or liquidate, wind up or dissolve (or suffer any liquidation or dissolution), discontinue its business or convey, lease, sell, transfer or otherwise dispose of, in one transaction or series of transactions, all or any substantial part of its business or assets, whether now or hereafter acquired, except for the sale and transfer of assets to Fremont Funding Inc. and FVFCFC and the sale and transfer of assets by Fremont Funding Inc. to the Fremont Small Business Loan Master Trust, in each case as contemplated by the Pooling and Servicing Agreement and the Asset Sale and Contribution Agreement.

                  (b) The Borrower shall not, and shall not permit any of its Subsidiaries to enter into any partnership or joint venture.

                  (c) The Borrower shall not permit the portion of Consolidated Tangible Net Worth attributable to its Subsidiaries (other than FPFC, FPFC Delaware, Fremont Funding Inc. and FVFCFC) at any time to be more than 1% of Consolidated Tangible Net Worth at such time.

                  7.09 CONDUCT OF BUSINESS. The Borrower shall not, and shall not permit any of its Subsidiaries to, engage in any other business other than
(i) the  business  engaged in by the Borrower or such  Subsidiary  on the Second
Restatement Effective Date, and (ii) any business activities substantially similar or related thereto.

                  7.10 TRANSACTIONS WITH AFFILIATES. The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service or the payment of any management fee) with any of its Affiliates on terms that are less favorable to it than those fair and reasonable terms that might be obtained in a comparable arms-length transaction at the time, except for such transactions among the Borrower, Fremont Funding Inc., FVFCFC and the Fremont Small Business Loan Master Trust, in each case as provided in the Asset Sale and Contribution Agreement or the Pooling and Servicing Agreement.

                  7.11 CERTAIN INDEBTEDNESS. (a) The Borrower shall not amend, supplement or modify the terms of the Permitted Subordinated Debt in any respect except to renew or modify such Debt on terms and conditions not more onerous to the Borrower than those in effect on the date of this Agreement, provided that
(i) the terms of subordination shall not be modified and (ii) the aggregate principal amount of the Permitted Subordinated Debt shall not at any time exceed $50,000,000.

                  (b) The Borrower shall deliver to the Agent (i) a copy of each notice or other written communication with respect to any Subordinated Note delivered by or on behalf of the issuer of such Subordinated Note to any holder of such Subordinated Note, such delivery to be made at the same time and by the same means as such notice or other written communication is delivered to such holder, and (ii) a copy of each notice or other written communication received by the issuer of any Subordinated Note from any holder of such Subordinated Note, such delivery to be made promptly after receipt of such notice or other written communication.

                  (c) The Borrower shall not permit the aggregate outstanding principal amount of the Permitted Subordinated Debt at any time to be less than $20,000,000.

                  7.12 USE OF PROCEEDS. (a) No portion of the proceeds of any credit extended under this Agreement and no portion of the proceeds of the Permitted Subordinated Debt shall be used (i) in a manner which might cause the extension of credit or the application of such proceeds to violate Regulation G, Regulation T, Regulation U or Regulation X or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Act or the Securities Exchange Act, in each case as in effect on the date or dates of such extension of credit and use of such proceeds, or (ii) to purchase or otherwise acquire Discounted Receivables except to the extent permitted under
Section 7.06(c).

                  (b) If, after giving effect to any Borrowing, the Aggregate Loan Outstandings would exceed that portion of the Borrowing Base attributable to Eligible Receivables of the Borrower (the "FFC Borrowing Base"), that portion of the proceeds of such Borrowing which is equal to the remainder of the Aggregate Loan Outstandings minus the FFC Borrowing Base shall not be used by the Borrower for any other purpose other than to make Investments in FPFC and/or FPFC Delaware to the extent permitted by Section 7.06(h).

                  7.13 CANCELLATION OF DEBT. The Borrower shall not, and shall not permit any of its Subsidiaries to, cancel any claim or debt owed to the Borrower or such Subsidiary, except for reasonably equivalent value and in the ordinary course of its business.

                  7.14 SUBORDINATION OF SUBSIDIARY DEBT TO BORROWER. The Borrower shall not, and shall not permit any of its Subsidiaries to, cause or permit (i) the obligations of such Subsidiary in respect of Subsidiary Debt to the Borrower to be subordinated to the obligations of such Subsidiary with respect to any other Indebtedness or (ii) any restriction on the ability of such Subsidiary to create Liens on its assets to secure such Subsidiary Debt to the Borrower, except in each case to the extent required by the Pooling and Servicing Agreement or the Asset Sale and Contribution Agreement.

                  7.15  ERISA.  The Borrower shall not:

                  (a) engage, or permit any ERISA Affiliate to engage, in any prohibited transaction described in Sections 406 of ERISA or 4975 of the Code for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the DOL;

                  (b) permit to exist any accumulated funding deficiency (as defined in Sections 302 of ERISA and 412 of the Code), whether or not waived;

                  (c) fail, or permit any ERISA Affiliate to fail, to pay timely required contributions or annual installments due with respect to any waived funding deficiency to any Benefit Plan;

                  (d) terminate, or permit any ERISA Affiliate to terminate, any Benefit Plan which would result in any liability under Title IV of ERISA;

                  (e) fail to make any contribution or payment to any Multiemployer Plan which the Borrower or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto;

                  (f) fail, or permit any ERISA Affiliate to fail to pay any required installment or any other payment required under Section 412 of the Code on or before the due date for such installment or other payment; or

                  (g) amend, or permit any ERISA Affiliate to amend, a Plan resulting in an increase in current liability for the plan year such that the Borrower or such

         ERISA  Affiliate  is  required  to provide  security to such Plan under
         Section 401(a)(29) of the Code.

                  7.16 RESTRICTIONS ON PREFERRED STOCK. The Borrower (i) shall not (A) issue or permit to remain outstanding any preferred stock other than the Preferred Stock, (B) create additional classes of the Preferred Stock or (C) otherwise alter, amend or change the Preferred Stock (including the annual dividend defined therein) in a manner that would increase the rights of the holders of the Preferred Stock or the amount of the annual dividend, and (ii) shall not permit the holder of any shares of such Preferred Stock to redeem such Preferred Stock without the prior written approval of Required Banks.

                  7.17 RESTRICTIONS ON SUBSIDIARY DIVIDENDS, ETC. The Borrower will not, and will not permit any of its Subsidiaries to, create or otherwise cause or suffer to exist any encumbrance or restriction which prohibits or otherwise restricts (i) the ability of any Subsidiary to (A) pay dividends or make other distributions or pay any Indebtedness owed to the Borrower or any Subsidiary, (B) make loans or advances to the Borrower or any Subsidiary, (C) transfer any of its properties or assets to the Borrower or any Subsidiary or
(D) guarantee the Obligations or (ii) the ability of the Borrower or any Subsidiary of the Borrower to create, incur, assume or suffer to exist any Lien upon its property or assets to secure the Obligations, other than prohibitions or restrictions existing under or by reason of (I) this Agreement and the other Credit Documents, (II) applicable statutes, rules and regulations, (III) customary non-assignment provisions pursuant to contracts entered into in the ordinary course of business and consistent with past practices, (IV) purchase money obligations or lease obligations for property acquired in the ordinary course of business, so long as such obligations are permitted under this Agreement and (V) the Asset Sale and Contribution Agreement and the Pooling and Servicing Agreement.

                  7.18 MODIFICATIONS OF CERTAIN AGREEMENTS. The Borrower shall not, and shall not permit any of its Subsidiaries to, amend, supplement, modify, rescind or otherwise alter any of the terms, conditions or provisions of its Articles of Incorporation (including, without limitation, by the filing of any certificate of designation) or its By-Laws in any material respect.

                  7.19  MINIMUM TANGIBLE NET WORTH.   The  Borrower  shall   not
permit Consolidated Tangible Net Worth  at  any  time  to  be  less   than   the
Minimum Adjusted Tangible Net Worth at such time.

                  7.20 MINIMUM ALLOWANCE FOR CREDIT LOSSES. The Borrower shall not permit the consolidated Allowance for Credit Losses for the Borrower and its

Subsidiaries at the end of any fiscal quarter to be less than 1.75% of the consolidated total of all Finance Receivables.

                  7.21 NON-PERFORMING ASSETS COVERAGE TEST. The Borrower shall not permit the Non-Performing Assets of the Borrower and its Subsidiaries at any time to exceed 20% of the sum of (i) Consolidated Tangible Net Worth of the Borrower at such time plus (ii) the outstanding principal amount of the Borrower's Permitted Subordinated Debt at such time.

                  7.22 CAPITAL EXPENDITURES. The Borrower and its Subsidiaries shall not make or become obligated to make Capital Expenditures in any fiscal year which, in the aggregate, exceed $2,000,000.

                  7.23 MINIMUM INTEREST COVERAGE RATIO. The Borrower shall not permit the Interest Coverage Ratio, as determined quarterly for any period of four consecutive fiscal quarters of the Borrower (taken as one accounting period), to be less than 1.25 to 1.0.

                  7.24 LEVERAGE RATIO. The Borrower shall not permit the Leverage Ratio at any time to exceed 6.5 to 1.0; provided that if (and for so long as) the applicable S&P and Moody's ratings used at such time to determine the Applicable Rating Period are BBB or better and Baa2 or better, respectively, then the maximum ratio for purposes of this Section 7.24 shall be 7.0 to 1.0.

                  7.25 CUSTOMER EXPOSURE. The Borrower shall not permit the sum of the outstanding loans and unutilized lines of credit (net of participations sold) to any single customer or group of affiliated customers of the Borrower and its Subsidiaries at any time to exceed 25% of the Consolidated Tangible Net Worth at such time.

                  SECTION 8. EVENTS OF DEFAULT. Upon the occurrence of any of the following specified events (each an "Event of Default"):

                  8.01 PAYMENTS. The Borrower shall (i) default in the payment when due of any principal of the Loans or (ii) default, and such default shall continue for two or more Business Days, in the payment when due of any interest on the Loans or any Fees or any other amounts owing hereunder or under any other Credit Document; or

                  8.02 REPRESENTATIONS, ETC. Any representation, warranty or statement made or deemed made by FGC, FPFC, FPFC Delaware, the Borrower or any of itsSubsidiaries herein or in any other Credit Document or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove to have been untrue in any material respect on the date as of which made or deemed made; or

                  8.03 CERTAIN COVENANTS. The Borrower shall default in the due performance or observance by it of any term, covenant or agreement contained in
Section 6.10 or 7; or

                  8.04 OTHER GENERALLY. FGC, FPFC, FPFC Delaware or the Borrower shall default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in Sections 8.01, 8.03, 8.09 or 8.10) contained in any Credit Document on its part to be performed or observed and such default shall continue unremedied for a period of at least 10 consecutive days; or

                  8.05 SERVICER DEFAULT. Any "Event of Termination" or "Servicer Default" (as such terms are used and defined in the Pooling and Servicing Agreement) shall occur and be continuing, or any party to the Pooling and Servicing Agreement shall exercise any remedy based upon the existence of any such "Event of Termination" or "Servicer Default", or the Borrower or Fremont Funding Inc. shall fail to perform or observe any material term or covenant in the Asset Sale and Contribution Agreement; or

                  8.06 DEFAULT UNDER OTHER AGREEMENTS. (a) FGC, FPFC, FPFC Delaware, the Borrower or any Subsidiary of the Borrower shall (i) default in any payment with respect to Indebtedness (other than the Loans) in excess of $5,000,000 individually or in the aggregate, for all such Persons, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (ii) default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice or lapse of time is required), any such Indebtedness to become due prior to its stated maturity; or
(b) any such Indebtedness of the Borrower or any of its Subsidiaries shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof; or

                  8.07 BANKRUPTCY, ETC. FGC, FPFC, FPFC Delaware, the Borrower or any Subsidiary of the Borrower shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect and applicable, or any successor thereto (the "Bankruptcy Code"); or an involun-tary case is commenced against FGC, FPFC, FPFC Delaware, the Borrower or any Subsidiary of the Borrower and, with respect to any such case commenced under the Bankruptcy Code, the petition is not controverted within 10 days, or is not dismissed within 60 consecutive days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of FGC, FPFC, FPFC Delaware, the Borrower or any Subsidiary of the Borrower; or FGC, FPFC, FPFC Delaware, the Borrower or any Subsidiary of the Borrower commences (including by way of applying for or consenting to the appointment of, or the taking of possession by, a rehabilitator, receiver, custodian, trustee, conservator or liquidator (collectively, a "conservator") of itself or all or any substantial portion of its property, whether or not confidential) any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency, liquidation, rehabilitation, conservatorship or similar law of any jurisdiction whether now or hereafter in effect relating to FGC, FPFC, FPFC Delaware, the Borrower or any Subsidiary of the Borrower; or any such proceeding is commenced against FGC, FPFC, FPFC Delaware, the Borrower or any Subsidiary of the Borrower, whether or not such proceeding is consented to by such Person but only to the extent that such proceeding remains undismissed for a period of 60 consecutive days; or FGC, FPFC, FPFC Delaware, the Borrower or any Subsidiary of the Borrower is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or FGC, FPFC, FPFC Delaware, the Borrower or any Subsidiary of the Borrower suffers any appointment of any conservator or the like for it or substantially all of its property which continues undischarged or unstayed for a period of 60 consecutive days; or FGC, FPFC, FPFC Delaware, the Borrower or any Subsidiary of the Borrower makes a general assignment for the benefit of creditors; or any formal corporate action is taken by FGC, FPFC, FPFC Delaware, the Borrower or any Subsidiary of the Borrower for the purpose of effecting any of the foregoing; or

                  8.08 ERISA. (a) Any Plan shall fail to maintain the minimum funding standard required by Section 412 of the Code for any plan year or part thereof or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code or shall provide security to induce the issuance of such waiver or extension, (b) any Plan is or shall have been terminated or the subject of termination proceedings under ERISA or an event has occurred entitling the PBGC to terminate a Plan under Section 4042(a) of ERISA, (c) any Plan shall have an Unfunded Current Liability or (d) the Borrower or a Subsidiary or any ERISA Affiliate has incurred or is likely to incur a material liability to or on account of a termination of or a withdrawal from a Plan under Section 515, 4062, 4063, 4064, 4201 or 4204 of ERISA; and there shall result from any such event or events described in the preceding clauses of this Section 8.08 the imposition of a lien upon the assets of the Borrower or any Subsidiary or any ERISA Affiliate, the granting of a security interest, or a liability or a material risk of incurring a liability to the PBGC or a Plan or a trustee appointed under ERISA or a penalty under Section 4971 or 4975 of the Code or Section 409, 502(i) or 502(l) of ERISA, any of which, individually or in the aggregate, would have a material adverse effect upon the condition (financial or otherwise), businesses, operations, properties, assets, liabilities, investments or prospects of the Borrower and its Subsidiaries taken as a whole; or

                  8.09 KEEP WELL AGREEMENT. The Keep Well Agreement or any provision thereof shall cease to be in full force and effect, or FGC or any Person acting by or on behalf of FGC shall deny or disaffirm FGC's obligations under the Keep Well Agreement, or FGC shall default in the due performance or observance of any material term, covenant or agreement on its part to be performed or observed pursuant to the Keep Well Agreement; or

                  8.10 SUBSIDIARY GUARANTY. The Subsidiary Guaranty or any provision thereof shall cease to be in full force and effect, or FPFC or FPFC Delaware or any Person acting by or on behalf of FPFC or FPFC Delaware shall deny or disaffirm their obligations under the Subsidiary Guaranty, or FPFC or FPFC Delaware shall default in the due performance or observance of any material term, covenant or agreement on its part to be performed or observed pursuant to the Subsidiary Guaranty; or

                  8.11 JUDGMENTS. One or more judgments or decrees shall be entered against FGC, FPFC, FPFC Delaware, the Borrower or any Subsidiary of the Borrower involving a liability that exceeds applicable insurance coverage by $2,000,000 or more in the aggregate at any one time for all such judgments and decrees for FGC, FPFC, FPFC Delaware, the Borrower and the Subsidiaries of the Borrower, and any such judgments or decrees shall not have been paid, vacated, discharged, stayed or bonded pending appeal within 30 days after the entry thereof; or

                  8.12 OWNERSHIP. (a) FGC shall at any time and for any reason cease to own and control beneficially, directly or indirectly, 100% of the outstanding voting capital stock of the Borrower; (b) the Borrower shall at any time and for any reason cease to own and control beneficially, directly or indirectly, 100% of the outstanding capital stock of FPFC; or (c) FPFC shall at any time and for any reason cease to own and control beneficially, directly or indirectly, 100% of the outstanding capital stock of FPFC Delaware;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Agent shall, upon the written request of the Required Banks, by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Agent or any Bank to enforce its claims against the Borrower, except as otherwise specifically provided for in this Agreement (provided that if an Event of Default specified in Section 8.07 shall occur with respect to the Borrower, the result which would occur upon the giving of written notice by the Agent as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Commitment (or the unutilized portion thereof) terminated, whereupon the Commitment of each Bank (or the unutilized portion thereof, as the case may be) shall forthwith terminate immediately; and/or (ii) declare the principal of and any accrued interest in respect of all Loans and all Obligations owing hereunder and under the other Credit Documents to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

                  SECTION 9. DEFINITIONS. As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires. Defined terms in this Agreement shall include in the singular number the plural and in the plural the singular:

                  "Absolute Rate" shall mean an interest rate (rounded to the nearest .0001) expressed as a decimal.

                  "Absolute  Rate  Borrowing"   shall  mean  a  Competitive  Bid
Borrowing with respect to which the Borrower has requested that the Banks offer to make Competitive Bid Loans at Absolute Rates.

                  "Accommodation Obligation", as applied to any Person, shall mean any Contractual Obligation, contingent or otherwise, of that Person with respect to any Indebtedness or other obligation or liability of another, including, without limitation, any such Indebtedness, obligation or liability directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable, including Contractual Obligations (contingent or otherwise) arising through any agreement (i) to purchase, repurchase (including the repurchase of Finance Receivables by the Borrower sold to Fremont Funding Inc. as may be required under the Asset Sale and Contribution Agreement and/or the Pooling and Servicing Agreement) or otherwise acquire such Indebtedness, obligation or liability or any security therefor, or (ii) to provide funds for the payment or discharge thereof (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or (iii) to maintain solvency, net worth, assets, level of income, or other financial condition, or (iv) to make payment other than for value received or (v) to make payment in respect of any net liability arising in connection with any Interest Rate

Protection Agreement or Other Hedging Agreement in any such case if the purpose or intent of such agreement is to provide assurance that the primary obligation under such agreement will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such primary obligation will be protected, or (vi) to otherwise ensure the holder of such Indebtedness, obligation or liability, in any manner, whether directly or indirectly, against loss in respect thereof.

                  "Adjusted   Borrowing  Base"  shall  mean,  for  any  date  of
determination, the Borrowing Base as of such date minus the then outstanding principal balance of all Senior Debt other than the Obligations.

                  "Advance Rate" shall mean 88%.

                  "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and officers of such Person), controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power (i) to vote 10% or more of the securities having ordinary voting power for the election of directors of such corporation or (ii) to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

                  "Agent" shall have the meaning provided in the first paragraph of this Agreement and shall include any successor to the Agent appointed pursuant to Section 10.09.

                  "Aggregate Loan Outstandings" shall mean the sum of the outstanding principal amount of Term Loans, Revolving Loans (and, on or after the Conversion Date, Converted Term Loans) and Competitive Bid Loans.

                  "Agreement" shall mean this Second Amended and Restated Credit Agreement, as the same may be from time to time modified, amended and/or supplemented.

                  "Allowance  for  Credit  Losses"  shall   have   the   meaning
attributed to it under GAAP.

                  "Applicable Base Rate Margin" shall mean 0%.

                  "Applicable Eurodollar Margin" shall mean, for any day, the rate per annum set forth below opposite the Applicable Rating Period then in effect:

         Applicable Rating                  Applicable Eurodollar
              Period                                Margin
         -----------------                  ----------------------
         Category A Period                           0.3500%
         Category B Period                           0.4000%
         Category C Period                           0.5000%
         Category D Period                           0.6250%

                  "Applicable Facility Fee Percentage" shall mean, for any day, the percentage set forth below opposite the Applicable Rating Period then in effect:

         Applicable Rating                  Applicable Facility
              Period                           Fee Percentage
         -----------------                  ----------------------
         Category A Period                           0.1500%
         Category B Period                           0.2000%
         Category C Period                           0.2500%
         Category D Period                           0.3750%

                  "Applicable Rating Period" shall mean, subject to the terms and conditions set forth below in this definition, the period set forth below then in effect:

Applicable Rating
     Period                                         Criteria
-----------------               ------------------------------------------------

Category A Period               (a) The S&P Credit Rating is BBB or above OR the
                                Moody's Credit Rating is Baa2 or above AND (b) the Leverage Ratio is equal to or less than 6 to 1.

Category B Period               (a) The S&P  Credit  Rating is BBB- or above  OR
                                the  Moody's  Credit Rating is Baa3 or above AND
                                (b) the Leverage Ratio is equal to or less than 6 to 1; but no Category A Period is in effect at such time.

Category C Period               The S&P Credit Rating is BB+  or  above  OR  the
                                Moody's Credit Rating is Ba1 or above; but no Category A or B Period is in effect at such time.

Category D Period              The S&P Credit Rating is below BB+ AND the
                               Moody's Credit Rating is below Ba1.

In the event that none of FGC's senior long-term debt is rated by the Rating Agencies, FGC's implied senior debt rating as stated by the Rating Agencies shall be utilized. In the event that none of the Rating Agencies state an implied senior debt rating for FGC, an alternate implied rating shall be used. Such alternate implied rating shall be one full rating above the actual credit rating assigned to FGC's Liquid Yield Option Notes by the Rating Agencies (it being understood that a "full rating" shall include numerical modifiers and (+) and (-) modifiers). If only one of a Moody's Credit Rating and an S&P Credit Rating exists at any time or only one Rating Agency states an implied senior debt rating for FGC (and for which no alternate implied senior debt rating is available), then the Applicable Rating Period shall be determined as set forth above based on such Credit Rating. In the event of a split rating of two or more rating levels in connection with the senior long-term debt rating, implied senior debt rating or alternate implied rating, the rating level one below the higher rating will apply. In the event that and for so long as FGC has no senior or subordinated long-term debt that is rated by Moody's or S&P, then a Category D Period shall be deemed to exist.

The Category A and Category B Periods shall be available at any time only if the Borrower maintains a Leverage Ratio equal to or less than 6 to 1 at such time. If the Borrower's Leverage Ratio is greater than 6 to 1 at any time, the Category A and Category B Periods shall not be available at such time regardless of the Credit Ratings applicable to FGC.

If any credit rating shall be downgraded by Moody's or S&P, such change shall be effective for purposes of this definition as of the Business Day on which such change in credit rating is announced by Moody's and/or S&P, as the case may be, provided that nothing herein shall relieve the Borrower of its obligation to notify the Banks of any such change pursuant to Section 6.01(e). If any credit rating shall be upgraded by Moody's or S&P, such change shall be effective for purposes of this definition as of the Business Day upon which the Banks receive notice of any such change pursuant to Section 6.01(e). Any change in the Applicable Rating Period due to a change in a credit rating or a change in the Borrower's Leverage Ratio shall apply from and including the effective date of such change to and including the date immediately preceding the effective date of the next such change.

                  "Asset Sale and Contribution Agreement" shall mean the Asset Sale and Contribution Agreement made by and between Fremont Funding Inc. and the Borrower, dated as of March 1, 1993, as it may be amended or modified from time to time in accordance with the Pooling and Servicing Agreement.

                  "Authorized Officer" shall mean any senior officer of the Borrower designated as such in writing by the Borrower to, and found acceptable by, the Agent.

                  "Bank" shall have the meaning provided in the first paragraph of this Agreement.

                  "Bankruptcy Code" shall have the meaning provided in Section 8.07.

                  "Base Rate" at any time shall mean the higher of (x) the rate which is 1/2 of 1% plus the Federal Funds Effective Rate and (y) the Prime Lending Rate as in effect from time to time.

                  "Base Rate Loans" shall mean each Term Loan, Revolving Loan and/or Converted Term Loan bearing interest at the rates provided in Section 1.09(a).

                  "Benefit Plan" shall mean a defined  benefit plan as deemed in
Section 3(35) of ERISA (other than a Multiemployer Plan) in respect of which the Borrower or any ERISA Affiliate is, or within the immediately preceding six years was, an "employer" as defined in Section 3(5) of ERISA.

                  "Bidder Bank" shall mean each Bank that has notified in writing (and has not withdrawn such notice) the Agent that it desires to participate generally in the bidding arrangements relating to Competitive Bid Borrowings.

                  "Borrower" shall have the meaning provided in the first paragraph of this Agreement.

                  "Borrowing" shall mean (i) the incurrence of one Type of Term Loan, Revolving Loan or Converted Term Loan by the Borrower from all of the Banks on a pro rata basis on a given date (or resulting from conversions on a given date), having in the case of Eurodollar Loans the same Interest Period, provided that Base Rate Loans incurred pursuant to Section 1.11(b) shall be considered part of any related Borrowing of Eurodollar Loans or (ii) a Competitive Bid Borrowing.

                  "Borrowing Base" shall mean, for any date of determination, an amount equal to the sum of (a) the product of (i) the Advance Rate times (ii) the Eligible Receivables of the Borrower on such date, and (b) the lesser of (i) the product of (x) the Advance Rate times (y) the sum of the Eligible Receivables of FPFC and FPFC Delaware on such date and (ii) $75,000,000.

                  "Borrowing Base Certificate" shall mean a certificate of the chief financial officer of the Borrower, substantially in the form of Exhibit I, setting forth (i) the face amount of all then Eligible Receivables and (ii) such other information concerning the Borrower's and its Subsidiaries' Finance Receivables as the Agent may request, as at the close of business on the last Business Day of each month and at such other times as the Agent or any Bank may request.

                  "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which shall be in the City of New York a legal holiday or a day on which banking institutions are authorized by law or other governmental actions to close and
(ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans or Competitive Bid Loans priced by reference to the Eurodollar Rate, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in U.S. dollar deposits in the interbank Eurodollar market.

                  "Capital Expenditures" shall mean, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities during that period and including that portion of Capital Leases which is capitalized on the balance sheet of the Borrower) made by the Borrower and its Subsidiaries during such period that, in conformity with GAAP, are required to be included in or reflected by the Borrower's property, plant or equipment, licenses and permits, or other similar fixed asset accounts as reflected in its balance sheet.

                  "Capital Lease" as applied to any Person, shall mean any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is, or is required to be, accounted for as a capital lease on the balance sheet of that Person.

                  "Capitalized Lease Obligations" shall mean all obligations under Capital Leases of the Borrower or any of its Subsidiaries in each case taken at the amount thereof accounted for as liabilities in accordance with GAAP.

                  "Cash Equivalents" shall mean (i) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by an agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within 90 days after the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within 90 days after the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's (or, if at any time neither S&P nor Moody's shall be rating such obligations, then from such other nationally recognized rating services acceptable to the Required Banks) and not listed in Credit Watch published by S&P; (iii) commercial paper, other than commercial paper issued by the Borrower or any of its Affiliates, maturing no more than 90 days after the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 or P-1 from either S&P or Moody's (or, if at any time neither S&P nor Moody's shall be rating such obligations, then the highest rating from other nationally recognized rating services acceptable to the Required Banks); and (iv) domestic and Eurodollar certificates of deposit or time deposits or bankers' acceptances maturing within 90 days after the date of acquisition thereof issued by, or money market accounts with, any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having combined capital and surplus of not less than $500,000,000.

                  "Chase" shall mean The Chase Manhattan Bank.

                  "Co-Agents" shall have the meaning provided in the first paragraph of this Agreement.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                  "Commitment" shall mean, with respect to each Bank at any time, the sum of such Bank's Revolving Loan Commitment and Term Loan Commitment.

                  "Competitive  Bid  Borrowing"  shall  mean   a   Borrowing  of
Competitive Bid Loans pursuant to Section 1.04.

                  "Competitive Bid Loan" shall  have  the  meaning  provided  in
Section 1.01(d).

                  "Consolidated EBIT" shall mean, for any period, the sum of (i) the Consolidated Net Income of the Borrower for such period, (ii) provisions for taxes based on income or profits to the extent such income or profits were included in computing Consolidated Net Income for such period and (iii) Consolidated Interest Expense (including amortization of original issue discount and the interest component of Capitalized Lease Obligations) theretofore deducted from earnings in computing Consolidated Net Income for such period.

                  "Consolidated Interest Expense" shall mean, for any period, total interest expense (including that attributable to Capital Leases in accordance with GAAP) of the Borrower and its Subsidiaries for such period on a consolidated basis determined in accordance with GAAP.

                  "Consolidated Net Income" shall mean, for any period, the net income (or loss) of the Borrower and its Subsidiaries on a consolidated basis for such period taken as a single accounting period, as determined in accordance with GAAP.

                  "Consolidated Tangible Net Worth" shall mean, for any date of determination, the consolidated stockholders' equity of the Borrower and its Subsidiaries including Preferred Stock, determined and consolidated in accordance with GAAP, minus the book value of all treasury stock and all intangible assets of the Borrower and its Subsidiaries, including, without limitation, goodwill, organization costs, patents, copyrights, trademarks, trade names, franchises, licenses, research and development expenses, unamortized debt discount and expense, prepaid expenses, deferred charges (except those related to the Borrower's employee benefit plans), leasehold improvements not recoverable at the expiration of a lease, marketing expenses and capitalized interest costs.

                  "Contractual Obligation", as applied to any Person, shall mean any provision of any Securities issued by such Person or any indenture, mortgage, deed of trust, contract, undertaking, document or other agreement or instrument to which such Person is a party or by which it or any of its properties is bound, or to which it or any of its properties is subject.

                  "Conversion Date" shall mean June 23, 2000

                  "Converted Term Loans" shall mean each Revolving Loan that is converted into a term loan on the Conversion Date pursuant to Section 1.01(c).

                  "Converted Term Loan Scheduled Repayment" shall have the meaning provided in Section 3.02(d).

                  "Converted Term Loan Scheduled Repayment Date" shall have the meaning provided in Section 3.02(d).

                  "Credit Documents" shall mean this Agreement, the Notes, the Keep Well Agreement and the Subsidiary Guaranty.

                  "Credit Rating" shall mean the Moody's Credit Rating and the S&P Credit Rating.

                  "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

                  "Discounted Receivable" shall mean a Finance Receivable originated by a Person other than the Borrower or one of its Subsidiaries which is acquired at less than face or par value and, at the time of acquisition, would have constituted a Non-Performing Asset.

                  "DOL" means the United States Department of Labor and any successor department or agency.

                  "Eligible Receivables" shall mean (a) with respect to the Borrower, all Finance Receivables of the Borrower which comply with all of the criteria set forth in Part A of Annex VI, (b) with respect to FPFC and FPFC Delaware, all Finance Receivables of FPFC and FPFC Delaware which comply with all of the criteria set forth in Part B of Annex VI; provided that Eligible Receivables in any event shall not include any Non-Performing Assets.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amend-atory thereof, supplemental thereto or substituted therefor.

                  "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which, from and after the Restatement Effective Date, together with the Borrower, or any Subsidiary of the Borrower, would be deemed to be a member of the same "controlled group" within the meaning of Section 414(b), (c), (m) and (o) of the Code.

                  "Existing Credit Agreement" shall mean the Amended and Restated Credit Agreement, dated as of July 11, 1996, among the Borrower, various lending institutions, Wells Fargo Bank N.A. and Fleet Bank National Association, as co-agents, and The Chase Manhattan Bank, as agent, as amended, modified and supplemented prior to the Second Restatement Effective Date.

                  "Eurodollar Loans" shall mean each Term Loan, Revolving Loan and/or Converted Term Loan bearing interest at the rates provided in Section 1.09(b).

                  "Eurodollar Rate" shall mean with respect to each Interest Period, (i) the arithmetic average (rounded to the nearest 1/100 of 1%) of the offered quotations to first-class banks in the interbank Eurodollar market by each Reference Bank for dollar deposits of amounts in same day funds comparable to the outstanding principal amount of the Eurodollar Loan of such Reference Bank for which an interest rate is then being determined (or in the case of a Competitive Bid Loan that is a Spread Borrowing priced by reference to the Eurodollar Rate, the arithmetic average (rounded to the nearest 1/100 of 1%) of the offered rates for deposits in U.S. dollars for the applicable Interest Period (or the period closest to such applicable Interest Period) which appear on the Telerate Page 3750, British Bankers Association Interest Settlement Rates) with maturities comparable to the Interest Period, determined as of 10:00 A.M. (New York time) (11:00 A.M. (London Time) in the case of any such Competitive Bid Loan) on the date which is two Business Days prior to the commencement of such Interest Period, divided (and rounded upward to the next whole multiple of 1/16 of 1%) by (ii) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D); provided that if one of the Reference Banks fails to provide the Agent with its aforesaid rate, then the Eurodollar Rate shall be determined based on the rate provided to the Agent by the other Reference Bank.

                  "Event of Default" shall have the meaning provided in  Section
8.

                  "Facility Fee" shall have the meaning provided in Section 2.01
(a).

                  "Federal Funds Effective Rate" shall mean for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal Funds brokers of recognized standing selected by the Agent.

                  "Fees" shall mean all amounts payable pursuant to, or referred to in, Section 2.01.

                  "FFC  Borrowing  Base"  shall  have  the  meaning  provided in
Section 7.12(b).

                  "FGC"  shall  mean  Fremont  General  Corporation,  a   Nevada
 corporation.

                  "FGCC" shall mean Fremont General Credit Corporation, a California corporation which is a Wholly-Owned Subsidiary of FGC.

                  "FIL" shall mean Fremont Investment and Loan, a California corporation.

                  "Final Maturity Date" shall mean the second anniversary of the Conversion Date.

                  "Finance Receivables" shall mean (a) with respect to the Borrower and its Subsidiaries other than FPFC and FPFC Delaware, (i) loans receivable which arise from commercial loans made or acquired by the Borrower or any such Subsidiary in the ordinary course of its business, which are secured by the accounts receivable, inventory, equipment or other property of the customers of the Borrower or any such Subsidiary (net of any participations sold) and (ii) participating interests purchased by the Borrower in the ordinary course of its business in commercial loans made by other commercial lenders (other than FPFC, FPFC Delaware, FVFCFC and Fremont Funding Inc.) in the ordinary course of such other commercial lender's business which are secured by the accounts receivable, inventory, equipment or other property of the customers of such commercial lender, provided that such loans receivable and participating interests (y) are free of any Liens and are unconditionally owed to the Borrower or such Subsidiary without defense, offset, or counterclaim, and (z) are items of the type included as finance receivables on the balance sheet of the Borrower as at December 31, 1996, and (b) with respect to FPFC and FPFC Delaware, receivables which arise from commercial loans made by each of FPFC and FPFC Delaware in the ordinary course of business; provided that such receivables (i) are free of any Liens and are unconditionally owed to FPFC and FPFC Delaware, respectively, without defense, offset or counterclaim, and (ii) are items of the type included as premium notes receivable or receivables from insurance companies on the balance sheet of FPFC as at December 31, 1996.

                  "FPFC" shall mean Fremont Premium Finance Corporation, a California corporation.

                  "FPFC Delaware" shall mean Fremont Premium Finance Company of Delaware, a Delaware corporation.

                  "Fremont Funding Inc." shall mean Fremont Funding Inc., a Delaware corporation which is a Wholly-Owned Subsidiary of the Borrower.

                  "Fremont Small Business Loan Master Trust" shall mean the trust created pursuant to the Pooling and Servicing Agreement between Fremont Funding Inc, as Transferor, the Borrower, as Servicer and LaSalle National Bank as Trustee, on March 1, 1993 to issue from time to time one or more series of asset backed certificates.

                  "FVFCFC"  shall  mean  Fremont  VFC  Funding  Corporation,   a
Delaware corporation which is a Wholly-Owned Subsidiary of the Borrower.

                  "GAAP" shall mean generally accepted accounting principles in the United States of America; it being understood and agreed that determinations in accordance with GAAP for purposes of Section 7, including defined terms as used therein, are subject (to the extent provided therein) to Section 11.07(a).

                  "Governmental Authority" shall mean any nation, state, sovereign or any political subdivision thereof and any entity exercising executive, legislative, judicial regulatory or administrative functions of or pertaining to government.

                  "Indebtedness" of any Person shall mean, without  duplication,
(i) all indebtedness of such Person for borrowed money, (ii) the deferred purchase price of assets or services which in accordance with GAAP would be shown on the liability side of the balance sheet of such Person, (iii) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder, (iv) all Indebtedness of a second Person secured by any Lien on any property owned by such first Person, whether or not such Indebtedness has been assumed, provided that if such Indebtedness is not assumed, the amount of such Indebtedness shall be deemed for purposes hereof to be the lesser of the principal amount of such Indebtedness and the fair market value of the property securing such Indebtedness, (v) all Capitalized Lease Obligations of such Person, (vi) all obligations of such Person to pay a specified purchase price for goods or services whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (vii) all net obligations of such Person under Interest Rate Protection Agreements or Other Hedging Agreements, (viii) all Accommodation Obligations of such Person and (ix) any obligation of the type referred to in any of clauses (i)-(viii) above of any general partnership of which such Person is the or a general partner; provided that Indebtedness shall not include trade payables, daylight overdrafts, open accounts, accrued expenses and indemnities, in each case arising in the ordinary course of business.

                  "Interest Coverage Ratio" shall mean, with respect to any period, the ratio of (i) Consolidated EBIT for such period to (ii) Consolidated Interest Expense for such period.

                  "Interest Period" shall mean (x) with respect to any Eurodollar Loan, the interest period applicable thereto, as determined pursuant to Section 1.10 and (y) with respect to any Competitive Bid Loan, the period beginning on the date of incurrence thereof and ending on the stated maturity thereof.

                  "Interest Rate Basis" shall mean the Eurodollar Rate and/or such other basis for determining an interest rate as the Borrower and the Agent may agree upon from time to time.

                  "Interest Rate Protection Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, interest collar agreement, interest rate hedging agreement or other similar agreement or arrangement.

                  "Investment" shall mean, for any Person: (a) the acquisition (whether for cash, property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including, without limitation, any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such short sale); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such Person) and (without duplication) the entering into of any commitment to deposit funds with, advance or lend funds to or otherwise extend credit to such Person; (c) the entering into of any Accommodation Obligation with respect to Indebtedness or other liability of any other Person; or (d) the entering into by such Person of any Interest Rate Protection Agreement.

                  "Keep Well Agreement" shall  have  the  meaning  provided   in
Section 4.09.

                  "Leverage Ratio" shall mean, at any time, the ratio of (a) Total Consolidated Funded Indebtedness at such time to (b) the sum of (i) Consolidated Tangible Net Worth at such time and (ii) the outstanding principal amount of Permitted Subordinated Debt (not to exceed $20,000,000 for purposes of this clause (ii)) at such time.

                  "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, conditional sale agreement, deposit arrangement, security interest, encumbrance, lien (statutory or other), preference, priority or other preferential arrangement of any kind or nature whatsoever in respect of any property of a Person, whether granted voluntarily or imposed by law, and includes the interest of a lessor under a capital lease or under any financing lease having substantially the same economic effect and the filing of any financing statement or similar notice (other than a financing statement filed by a "true" lessor pursuant to Section 9-408 of the UCC), naming the owner of that property as debtor, under the UCC or other comparable law of any jurisdiction.

                  "Liquid Yield Option Notes" shall mean FGC's $373,750,000 Aggregate Principal Amount at Maturity Liquid Yield Option(TM) Notes due 2013 (Zero Coupon Subordinated) Effective October 4, 1993.

                  "Loan" shall mean (i) prior to the Conversion Date, any Term Loan, Revolving Loan or Competitive Bid Loan and (ii) on or after the Conversion Date, any Term Loan or Converted Term Loan.

                  "Minimum Adjusted Tangible Net Worth" shall mean, at any time, the sum of (i) $80,000,000, (ii) an amount (if positive) equal to 50% of the Consolidated Net Income of the Borrower for the period from July 1, 1995 to the end of the then most recently ended fiscal quarter (determined on a cumulative basis) and (iii) an amount equal to 50% of the net proceeds of any equity issuance received by the Borrower after August 24, 1995 (other than the proceeds of any equity issuance received by the Borrower pursuant to the Keep Well Agreement).

                  "Moody's" shall mean Moody's Investors Service, Inc. and   its
successors.

                  "Moody's Credit Rating" shall mean the rating level (it being understood that a rating level shall include numerical modifiers and (+) and (-) modifiers) assigned by Moody's to the senior unsecured long-term debt of FGC.

                  "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA which is, or within the immediately preceding six years was, contributed to by either the Borrower or any ERISA Affiliate.

                  "Non-Performing Assets" shall mean Finance Receivables with respect to which (a) payment thereon is contractually past due (x) by more than 60 days in the case of Finance Receivables of the Borrower, and (y) by more than 120 days in the case of Finance Receivables of each of FPFC and FPFC Delaware,
(b) the aggregate amount of principal and interest payable thereon exceeds the market value of the assets securing such Finance Receivable, (c) any portion of the principal or interest payable thereon has been reserved against on the books of the Borrower or any of its Subsidiaries, or (d) any portion of the principal or interest payable thereon is classified as non-accrual on the books of the Borrower or any of its Subsidiaries.

                  "Note" shall have the meaning provided in Section 1.06(a).

                  "Notice of Borrowing" shall have  the  meaning   provided   in
Section 1.03.

                  "Notice of Competitive Bid Borrowing" shall have the meaning provided in Section 1.04.

                  "Notice of Conversion" shall have the  meaning   provided   in
Section 1.07.

                  "Notice Office" shall mean the office of the Agent at 4 Chase Metrotech Center, 13th Floor, Brooklyn, New York 11245, Attention: Laura Rebecca, or such other office as the Agent may designate to the Borrower and the Banks from time to time.

                  "Obligations" shall mean all amounts, direct or indirect, contingent or absolute, of every type or description, and at any time existing, owing to the Agent or any Bank pursuant to the terms of this Agreement or any other Credit Document.

                  "Other Hedging Agreement" shall mean any foreign exchange contracts, currency swap agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency values.

                  "Payment Office" shall mean the office of the Agent at One Chase Manhattan Plaza, New York, New York 10081, or such other office as the Agent may designate to the Borrower and the Banks from time to time.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

                  "Permit"   shall   mean   any   permit,   approval,   consent,
authorization, license, variance, or permission required from a Governmental Authority under any applicable Requirement of Law.

                  "Permitted L/C Guarantee" shall mean a guarantee, issued by the Borrower in the ordinary course of business, of the reimbursement obligations of any customer of the Borrower under a letter of credit issued by a third party for the account of such customer.

                  "Permitted Refinancing" shall mean, with respect to any Indebtedness of the Borrower, a renewal or refinancing of such Indebtedness on terms no more onerous toward, or restrictive on, the Borrower than the terms of the indebtedness renewed or refinanced, or otherwise on terms and conditions satisfactory to the Required Banks.

                  "Permitted Subordinated Debt" shall mean (i) the Subordinated Notes and (ii) Indebtedness of the Borrower not exceeding a maximum amount outstanding at any time of $30,000,000, in each case only if and to the extent
(x) expressly subordinated to the Obligations, (y) having no maturities, scheduled repayments or sinking fund requirements prior to the date which is six months after the Final Maturity Date and (z) issued pursuant to documentation
(1) containing no financial maintenance covenants or cross-default provisions (it being understood and agreed that a cross-acceleration provision shall be permitted) and (2) containing terms and conditions relating to the interest rate applicable thereto, covenants, defaults, remedies and subordination, standstill, blockage and turnover provisions, all of which shall be in form and substance satisfactory to the Agent and the Required Banks.

                  "Person" shall mean any individual, partnership, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

                  "Plan" shall mean any multiemployer or single-employer plan as defined in Section 4001 of ERISA, which is contributed to pursuant to collective bargaining requirements or maintained by, or at any time during the six calendar years preceding the date of this Agreement was contributed to pursuant to collective bargaining requirements or maintained by, the Borrower, any Subsidiary or an ERISA Affiliate.

                  "Pooling and Servicing Agreement" shall mean the Amended and Restated Pooling and Servicing Agreement, dated as of April 1, 1997, made by and among the Borrower, Fremont Funding Inc., and LaSalle National Bank as Trustee for the benefit of the certificate holders under the Fremont Small Business Loan Master Trust, as supplemented by the Amended and Restated Variable Funding Supplement, the Series C Supplement, the Series D Supplement and the Series 1995-1 Supplement thereto, and as it may be further amended, modified or supplemented from time to time.

                  "Preferred Stock" means a separate class of stock of the Borrower in the amount of $40,000,000 to be accorded a preference or priority in respect of dividends over the Borrower's other stock in an amount not to exceed 10% per annum.

                  "Prescribed Forms" shall mean such duly executed form(s) or statement(s), and in such number of copies, which may, from time to time, be prescribed by law and which, pursuant to applicable provisions of (a) an income tax treaty between the United States and the country of residence of the Bank providing the form(s) or statement(s), (b) the Code, or (c) any applicable rule or regulation under the Code, permit the Borrower to make payments hereunder for the account of such Bank free of deduction or withholding of income or similar taxes.

                  "Prime Lending Rate" shall mean the rate which the Agent announces from time to time as its prime commercial lending rate, the Prime Lending Rate to change when and as such prime commercial lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Agent may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

                  "Rating Agencies" shall mean each of Moody's and S&P.

                  "Reference Banks" shall mean Chase and Fleet  Bank,   National
Association.

                  "Register" shall have the meaning provided in Section 1.06(e).

                  "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

                  "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

                  "Reply Date" shall have the meaning provided  in  Section 1.04
(b).

                  "Reportable Event" shall mean an event described in Section 4043(b) of ERISA with respect to a Plan as to which the 30-day notice requirement has not been waived by the PBGC.

                  "Required Banks" shall mean Banks the sum of whose outstanding Term Loans and Revolving Loan Commitments (or, on or after the Conversion Date, outstanding Converted Term Loans) represent an amount equal to or greater than 66- 2/3% of the sum of all outstanding Term Loans of Banks and the Total Revolving Loan

Commitment (or, on or after the Conversion Date, outstanding Converted Term Loans) of Banks at such time.

                  "Requirement of Law" shall mean, as to any Person, the charter and by-laws or other organizational or governing documents of such Person, and any law, rule or regulation, Permit or order, decree or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "Restatement Effective Date" shall mean July 11, 1996, the date of the effectiveness of the Existing Credit Agreement.

                  "Restricted Junior Payment" shall mean (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of capital stock of the Borrower, except a distribution of stock as part of a stock split and except a dividend payable solely in shares of that class of stock or in any junior class of stock to the holders of that class, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any capital stock of the Borrower now or hereafter outstanding, (iii) any payment or prepayment of principal of, premium, if any, or interest on, and any redemption, purchase, retirement or defeasance of, or sinking fund or similar payment with respect to, any Permitted Subordinated Debt or any other Indebtedness of the Borrower which (pursuant to the express terms of the instrument evidencing or governing the same) is subject or subordinated to any other Indebtedness of the Borrower, and (iv) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of capital stock of the Borrower now or hereafter outstanding.

                  "Revolving/Converted Term Note"   shall   have   the   meaning
provided in Section 1.06(a).

                  "Revolving Loan Commitment" shall mean, with respect to each Bank, the amount set forth opposite such Bank's name on Annex I hereto under the heading "Revolving Loan Commitment", as the same may be reduced or terminated pursuant to Sections 2.02, 2.03 and/or 8.

                  "Revolving Loans" shall have the meaning provided in Section 1.01(b).

                  "S&P" shall mean Standard &  Poor's  Ratings  Group  and   its
 successors.

                  "S&P Credit Rating" shall mean the rating level (it being understood that a rating level shall include numerical modifiers and (+) and (-) modifiers) assigned by S&P to the senior unsecured long-term debt of FGC.

                  "SEC" shall mean the Securities and Exchange Commission or any successor thereto.

                  "Second Restatement Effective Date" shall have the meaning provided in Section 11.10.

                  "Securities" shall mean any stock, shares, partnership interests, voting trust certificates, bonds, debentures, notes or other evidences of Indebtedness of or of any capital or ownership interests in any Person, whether or not certificated and whether secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities", or any certificates of interest, shares, or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire any of the foregoing, but shall not include trade accounts payable or accrued expenses incurred in the ordinary course of business or any evidence of the Obligations.

                  "Securities Act" shall mean the Securities Act of 1933, as amended to the date hereof and from time to time hereafter, and any successor statute.

                  "Securities Exchange Act" shall mean the Securities Exchange Act of 1934, as amended to the date hereof and from time to time hereafter, and any successor statute.

                  "Senior Debt" shall mean all Indebtedness of the Borrower and its Subsidiaries that is not Subordinated Debt, including, without limitation, the Obligations.

                  "Spread" shall mean a percentage per annum in excess of, or less than, an Interest Rate Basis.

                  "Spread Borrowing" shall mean a Competitive Bid Borrowing with respect to which the Borrower has requested the Banks to make Competitive Bid Loans at a Spread over or under a specified Interest Rate Basis.

                  "Subordinated   Debt"  shall  mean  all  Indebtedness  of  the
Borrower and its Subsidiaries which shall have been subordinated in right of payment, upon terms satisfactory to the Required Banks, to the Obligations.

                  "Subordinated Notes" shall mean the Promissory Notes of the Borrower each dated August 28, 1989 and each in the amount of $10,000,000 payable to Fremont Compensation Insurance Company and Fremont Indemnity Company respectively each as amended by an Amendment to each Promissory Note dated December 1, 1989, as further amended by a Second Amendment to each Promissory Note dated November 27, 1990, as further amended by a Third Amendment to each Promissory Note dated December 1, 1991, as further amended by a Fourth Amendment to each Promissory Note dated December 1, 1992, as further amended by a Fifth Amendment to each Promissory Note dated March 1, 1993, as further amended by a Sixth Amendment to each Promissory Note dated as of December 1, 1993, as further amended by a Seventh Amendment to each Promissory Note dated November 18, 1994, as further amended by an Eighth Amendment to each Promissory Note dated as of August 11, 1995, as further amended by a Ninth Amendment to each Promissory Note dated January 1, 1996, as further amended by a Tenth Amendment to each Promissory Note dated July 1, 1996, as further amended by an Eleventh Amendment to each Promissory Note dated May 23, 1997, and as any of them may be further amended, modified or renewed as permitted herein.

                  "Subordination Agreement" shall mean Subordination Agreements executed by the Borrower and Fremont Indemnity Company and by the Borrower and Fremont Compensation Insurance Company attached hereto as Exhibit J and Exhibit K, respectively.

                  "Subsidiary Guaranty" shall  have  the  meaning  provided   in
Section 4.10.

                  "Subsidiary" of any Person shall mean and include (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and (ii) any partnership, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries has more than a 50% equity or voting interest at the time. Unless otherwise expressly provided, all references herein to "Subsidiary" shall mean a Subsidiary of the Borrower.

                  "Subsidiary Debt to Borrower" shall mean, for any date of determination and for any Subsidiary of the Borrower, the amount of Indebtedness owed to the Borrower by such Subsidiary as of such date.

                  "Taxes" shall have the meaning provided in Section 3.04.

                  "Telerate Page" shall mean, when used in connection with any designated page number, the display page so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service, or such other service as may be nominated as the information vendor, for the purpose of displaying rates or prices comparable to the Eurodollar Rate.

                  "Term Loan Commitment" shall mean, with respect to each Bank, the amount set forth opposite such Bank's name on Annex I hereto under the heading "Term Loan Commitment", as the same may be reduced or terminated pursuant to the provisions of this Agreement.

                  "Term Loan Maturity Date" shall mean July 11, 2001.

                  "Term  Loan  Scheduled   Repayment"  shall  have  the  meaning
provided in Section 3.02(c).

                  "Term Loan Scheduled Repayment Date" shall have the meaning provided in Section 3.02(c).

                  "Termination Event" shall mean (i) a Reportable Event with respect to any Benefit Plan; (ii) the withdrawal of the Borrower or any ERISA Affiliate from a Benefit Plan during a plan year in which the Borrower or such ERISA Affiliate was a "substantial employer" as defined in Section 4001(a)(2) of ERISA; (iii) the imposition of an obligation on the Borrower or any ERISA Affiliate under Section 4041 of ERISA to provide affected parties written notice of intent to terminate a Benefit Plan in a distress termination described in
Section 4041(c) of ERISA; (iv) the institution by the PBGC of proceedings to terminate a Benefit Plan; (v) any event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan; or (vi) the partial or complete withdrawal of the Borrower or any ERISA Affiliate from a Multiemployer Plan.

                  "Total Commitment" shall mean, at any time, the sum of the Commitments of each Bank.

                  "Total Consolidated Funded Indebtedness" shall mean, at any time, Total Consolidated Indebtedness at such time less any portion of such Total Consolidated Indebtedness constituting Accommodation Obligations.

                  "Total Consolidated Indebtedness" shall mean, at any time, all Indebtedness of the Borrower and its Subsidiaries (other than Indebtedness of the type described in clause (iii) of the definition of Indebtedness) at such time determined on a consolidated basis.

                  "Total Revolving Loan Commitment" shall mean, at any time, the sum of the Revolving Loan Commitments of each Bank.

                  "Total Term Loan Commitment" shall mean, at any time, the sum of the Term Loan Commitments of each Bank.

                  "Total Unutilized Revolving Loan Commitment" shall mean at any time for the determination thereof, the Total Revolving Loan Commitment less the aggregate outstanding principal amount of all Revolving Loans and Competitive Bid Loans at such time.

                  "Type" shall mean any type of Term Loan and/or Revolving Loan (or, on or after the Conversion Date, Converted Term Loan) determined with respect to the interest option applicable thereto, i.e., a Base Rate Loan or Eurodollar Loan.

                  "UCC" shall mean the Uniform Commercial Code, as enacted and in effect in the State of New York.

                  "Unfunded Current Liability" of any Plan shall mean the amount, if any, by which the present value of the accrued benefits under such Plan as of the close of its most recent plan year exceeds the fair market value of the assets allocable thereto, determined in accordance with Section 412 of the Code.

                  "Wholly-Owned Subsidiary" of any Person shall mean any Subsidiary of such Person to the extent all of the capital stock or other ownership interests in such Subsidiary, other than directors' or nominees' qualifying shares, is owned directly or indirectly by such Person.

                  "Written" or "in writing" shall mean any form of written communication or a communication by means of telex, facsimile device, telegraph or cable.

                  SECTION 10.  THE AGENT.

                  10.01 Appointment. Each Bank hereby irrevocably designates and appoints Chase as Agent of such Bank to act as specified herein and in the other Credit Documents, and each such Bank hereby irrevocably authorizes Chase as the Agent for such Bank to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. The Agent agrees to act as such upon the express conditions contained in this Section 10. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Agent shall not have any duties or responsibilities, except those expressly set forth herein or in the other Credit Documents, or any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Agent. The provisions of this Section 10 are solely for the benefit of the Agent and the Banks, and the Borrower shall have no rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, the Agent shall act solely as agent of the Banks and the Agent shall not assume, nor shall it be deemed to have assumed, any obligation or relationship of agency or trust with or for the Borrower or any of its Subsidiaries.

                  10.02 DELEGATION OF DUTIES. The Agent may execute any of its duties under this Agreement or any other Credit Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care except to the extent otherwise required by Section 10.03.

                  10.03 EXCULPATORY PROVISIONS. Neither the Agent, nor any of its respective officers, directors, employees, representatives, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Banks for any recitals, statements, representations or warranties made by the Borrower, any Subsidiary or any of their respective officers contained in this Agreement, any other Credit Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Credit Document or for any failure of the Borrower or any Subsidiary or any of their respective officers to perform its obligations hereunder or thereunder. The Agent shall not be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Borrower or any Subsidiary. The Agent shall not be responsible to any Bank for the effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any Credit Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by the Agent to the Banks or by or on behalf of the Borrower to the Agent or any Bank or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or of the existence or possible existence of any Default or Event of Default.

                  10.04 RELIANCE BY AGENT. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, facsimile, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take or continue to take any action under this Agreement or any other Credit Document unless it shall first receive such advice or concurrence of the Required Banks as it deems appropriate or it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Credit Documents in accordance with a request of the Required Banks, (or to the extent specifically provided in Section 11.12, all the Banks), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Banks.

                  10.05 NOTICE OF DEFAULT. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received notice from a Bank or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Banks. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Banks, provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Banks.

                  10.06 NON-RELIANCE ON AGENT AND OTHER BANKS. Each Bank expressly acknowledges that neither the Agent nor any of its respective officers, directors, employees, agents, representatives, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Agent hereinafter taken, including any review of the affairs of the Borrower or any Subsidiary, shall be deemed to constitute any representation or warranty by the Agent to any Bank. Each Bank represents to the Agent that it has, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the businesses, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrower and its Subsidiaries and made its own decision to make its Loans hereunder and enter into this Agreement. Each Bank also represents that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrower and its Subsidiaries. Except for notices, reports and other documents expressly required to be furnished to the Banks by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the businesses, operations, assets, property, financial and other conditions, prospects or creditworthiness of the Borrower or any Subsidiary which may come into the possession of the Agent or any of its officers, directors, employees, agents, representatives, attorneys-in-fact or affiliates.

                  10.07 INDEMNIFICATION. The Banks agree to indemnify the Agent in its capacity as such ratably according to their respective "percentages" as used in determining the Required Banks at such time from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Obligations) be imposed on, incurred by or asserted against the Agent in its capacity as such in any way relating to or arising out of this Agreement or any other Credit Document, or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted to be taken by the Agent under or in connection with any of the foregoing, but only to the extent that any of the foregoing is not paid by the Borrower or any of its Subsidiaries, provided that no Bank shall be liable to the Agent for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Agent. If any indemnity furnished to the Agent for any purpose shall, in the opinion of the Agent be insufficient or become impaired, the Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreements in this Section 10.07 shall survive the payment of all Obligations.

                  10.08 AGENT IN ITS INDIVIDUAL CAPACITY. The Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower and its Affiliates as though the Agent were not the Agent hereunder. With respect to the Loans made by it and all Obligations owing to it, the Agent shall have the same rights and powers under this Agreement as any Bank and may exercise the same as though it were not the Agent and the terms "Bank" and "Banks" shall include the Agent in its individual capacity.

                  10.09 RESIGNATION OF THE AGENT; SUCCESSOR AGENT. The Agent may resign as the Agent upon 45 days' notice to the Banks. Upon the resignation of the Agent, the Required Banks shall appoint from among the Banks a successor Agent for the Banks subject to prior approval by the Borrower, whereupon such successor agent shall succeed to the rights, powers and duties of the Agent, and the term "Agent" shall include such successor agent effective upon its appointment, and the resigning Agent's rights, powers and duties as the Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement. After the resignation of the Agent hereunder, the provisions of this Section 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Agreement.

                  10.10 CO-AGENTS. Nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose any obligations or duties on the Co-Agents in their capacities as such.

                  SECTION 11.  MISCELLANEOUS.

                  11.01 PAYMENT OF EXPENSES, ETC. The Borrower agrees to: (i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Agent in connection with the negotiation, preparation, execution and delivery of the Credit Documents and the documents and instruments referred to therein and any amendment, waiver or consent relating thereto (including, without limitation, the reasonable fees and disbursements of White & Case) and of the Agent and each of the Banks in connection with the enforcement of the Credit Documents and the documents and instruments referred to therein (including, without limitation, the reasonable fees and disbursements of counsel for the Agent and for each of the Banks); (ii) pay and hold each of the Banks harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and save each of the Banks harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Bank) to pay such taxes; and (iii) indemnify the Agent and each Bank, and their respective officers, directors, employees, representatives and agents

(each, an "indemnified person") from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses (collectively, "Claims") incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, any investigation, litigation or other proceeding (whether or not the Agent or any Bank is a party thereto) related to the entering into and/or performance of any Credit Document or the use of the proceeds of any Loans hereunder or the consummation of any other transactions contemplated in any Credit Document, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding (but excluding any such losses, liabilities, claims, damages, expenses, or the counsel fees and disbursements related to the foregoing, to the extent incurred by reason of the gross negligence or willful misconduct of any indemnified person).

                  11.02 RIGHT OF SETOFF. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, each Bank is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Bank (including, without limitation, by branches and agencies of such Bank wherever located) to or for the credit or the account of the Borrower against and on account of the Obligations and liabilities of the Borrower to such Bank under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations of the Borrower purchased by such Bank pursuant to Section 11.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Bank shall have made any demand hereunder.

                  11.03 NOTICES. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, facsimile or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered, if to the Borrower, at the address specified opposite its signature below; if to any Bank, at its address specified for such Bank on Annex II hereto; or, at such other address as shall be designated by any party in a written notice to the other parties hereto. All such notices and communications shall be mailed, telegraphed, telexed, telecopied, cabled or sent by overnight courier and shall be effective when received.

                  11.04 Benefit of Agreement. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided that the Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Banks. Each Bank may at any time grant participations in any of its rights hereunder or under any of its Notes to another financial institution; provided that in the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against such Bank in respect of such participation to be those set forth in the agreement executed by such Bank in favor of the participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Bank had not sold such participation, except that the participant shall be entitled to receive the additional amounts under Sections 1.11, 1.12 and 3.04 to, and only to, the extent that such Bank would be entitled to such benefits if the participation had not been entered into or sold; and provided further that no Bank shall transfer, grant or assign any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would extend the final scheduled maturity of any Loan or Note in which such participant is participating or reduce the rate or extend the time of payment of interest thereon (except in connection with a waiver of the applicability of any post-default increase in interest rates) or Fees, or reduce the principal amount thereof, or increase the Commitment in which such participant is participating over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Commitment or of a mandatory prepayment shall not constitute a change in the terms of any Commitment and that an increase in any Commitment shall be permitted without the consent of any participant if such participant's participation is not increased as a result thereof).

                  (b) Notwithstanding the foregoing Section 11.04(a), any Bank may assign all or a portion of its Commitment, and its rights and obligations hereunder, to one or more commercial banks or other financial institutions (including one or more Banks); provided, however, that no Bank may effect such an assignment without the prior written consent of the Borrower and the Agent, neither of which consents will be unreasonably withheld. No assignment of less than all of a Bank's Commitment and its rights and obligations hereunder pursuant to the immediately preceding sentence shall, to the extent such transaction represents an assignment to an institution other than one or more Banks hereunder, be in an aggregate amount less than the minimum of $10,000,000. If any Bank so sells or assigns all or a part of its Commitment and its rights hereunder or under the Notes, any reference in this Agreement or the Notes to such assigning Bank shall thereafter refer to such Bank and to the respective assignee to the extent of their respective interests and the respective assignee shall have, to the extent of such assignment (unless otherwise provided therein), the same rights and benefits as it would if it were such assigning Bank. Each assignment pursuant to this

Section 11.04(b) shall be effected by the assigning Bank and the assignee Bank executing an Assignment and Assumption Agreement substantially in the form of Exhibit G (appropriately completed). At the time of any such assignment, (i) Annex I shall be deemed to be amended to reflect the Commitment, of the respective assignee (which shall result in a direct reduction to the Commitment of the assigning Bank) and of the other Banks, (ii) if any such assignment occurs after the Restatement Effective Date, at the request of the assignor or the assignee the Borrower will issue new Notes to the respective assignee and to the assigning Bank in conformity with the requirements of Section 1.06 and (iii) the Agent shall receive from the assigning Bank and/or the assignee Bank or financial institution at the time of each assignment the payment of a nonrefundable assignment fee of $3,000. Each Bank and the Borrower agrees to execute such documents (including, without limitation, amendments to this Agreement and the other Credit Documents) as shall be necessary to effect the foregoing at the expense of the assignee Bank. Promptly following any assignment pursuant to this Section 11.04(b), the assigning Bank shall promptly notify the Borrower and the Agent thereof, and shall return to the Borrower the Note issued to it hereunder (upon the issuance of a replacement Note or Notes in accordance with the terms hereof unless such assigning Bank no longer has a Commitment after giving effect to such assignment). Nothing in this Section 11.04 shall prevent or prohibit any Bank from pledging its Loans or Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Bank from such Federal Reserve Bank.

                  11.05 NO WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of the Agent or any Bank in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrower and the Agent or any Bank shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Agent or any Bank would otherwise have. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agent or the Banks to any other or further action in any circumstances without notice or demand.

                  11.06 PAYMENTS PRO RATA. (a) The Agent agrees that promptly after its receipt of each payment from or on behalf of the Borrower in respect of any Obligations of the Borrower, it shall distribute such payment to the Banks (other than any Bank that has consented in writing to waive its pro rata share of such payment) pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

                  (b) Each of the Banks agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise) which is applicable to the payment of the principal of, or interest on, the Loans or Fees, of a sum which with respect to the related sum or sums received by other Banks is in a greater proportion than the total of such Obligation then owed and due to such Bank bears to the total of such Obligation then owed and due to all of the Banks immediately prior to such receipt, then such Bank receiving such excess payment shall purchase for cash without recourse or warranty from the other Banks an interest in the Obligations of the Borrower to such Banks in such amount as shall result in a proportional participation by all of the Banks in such amount, provided that if all or any portion of such excess amount is thereafter recovered from such Bank, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

                  11.07 CALCULATIONS; COMPUTATIONS. (a) The financial statements to be furnished to the Banks pursuant hereto shall be made and prepared in accordance with GAAP, consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Banks). In addition, except as otherwise specifically provided herein, all computations determining compliance with Section 7, including definitions used therein, shall utilize GAAP as in effect from time to time; provided that if GAAP shall change after the Restatement Effective Date, the Borrower shall give prompt notice thereof to the Agent and each of the Banks and if within 30 days following such notice the Borrower, the Agent or the Required Banks shall elect by giving written notice of such election to the other parties hereto, such computations shall not give effect to such change unless and until this Agreement shall be amended pursuant to Section 11.12 to give effect to such change.

                  (b) All computations of interest and Facility Fees hereunder shall be made on the actual number of days elapsed over a year of 360 days.

                  11.08 Governing Law; Submission to Jurisdiction; Venue. (a THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Agreement or any other Credit Document may be brought in the courts of the State of New York or of the United States for the Southern District of New York, and, by execution and delivery of this Agreement, the Borrower hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Borrower hereby irrevocably designates, appoints and empowers CT Corporation System, with offices on the date hereof at 1633 Broadway, New York, New York 10019 as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents which may be served in any such action or proceeding. The Agent agrees to use reasonable good faith efforts to mail, by registered or certified mail, to the Borrower, at its address set forth opposite its signature below, copies of any correspondence mailed or delivered to CT Corporation System in connection with the immediately preceding sentence; provided that no failure of the Borrower to receive, for any reason, copies of such correspondence shall in any way affect the effectiveness of the delivery of any legal process, summons, notice or documents delivered to CT Corporation System. If for any reason such designee, appointee and agent shall cease to be available to act as such, the Borrower agrees to designate a new designee, appointee and agent in New York City on the terms and for the purposes of this provision satisfactory to the Agent. The Borrower further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Borrower at its address for notices pursuant to Section 11.03, such service to become effective 30 days after such mailing. Nothing herein shall affect the right of the Agent or any Bank to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Borrower in any other jurisdiction.

                  (b) The Borrower hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Credit Document brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

                  11.09 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Agent.

                  11.10 EFFECTIVENESS. This Agreement shall become effective on the date (the "Second Restatement Effective Date") on which (a) the Borrower and each of the Banks shall have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Agent at the Agent's Notice Office or, in the case of the Banks, shall have given to the Agent telephonic (confirmed in writing), written, telex or telecopy notice (actually received) at such office that the same has been signed and mailed to it and (b) each of the conditions precedent set forth in
Section 4 shall have been satisfied. The Agent will give the Borrower and each Bank prompt written notice of the occurrence of the Second Restatement Effective Date.

                  11.11 HEADINGS DESCRIPTIVE. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

                  11.12 AMENDMENT OR WAIVER. Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the Borrower and the Required Banks, provided that no such change, waiver, discharge or termination shall, without the consent of each Bank affected thereby, (i) extend any date fixed for any payment of principal of any Loan or Note or reduce the rate or extend the time of payment of interest thereon or Fees or reduce the principal amount thereof, or increase the Commitment of any Bank over the amount thereof then in effect or increase the Advance Rate (it being understood that a waiver of any Default or Event of Default shall not constitute a change in the terms of any Commitment of any Bank or in the Advance Rate), (ii) amend, modify or waive any provision of this Section or of Section 11.06, (iii) reduce any percentage specified in, or otherwise modify, the definition of Required Banks or any provision of this Agreement specifying the number or percentage of Banks required to take any action hereunder, (iv) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement or any other Credit Document or (v) amend, modify or waive any provision of, or terminate, the Keep Well Agreement. No provision of Section 10 or any other term or provision relating to the rights or obligations of the Agent may be amended without the consent of the Agent.

                  11.13 SURVIVAL. All indemnities set forth herein including, without limitation, in Section 1.11, 1.12, 3.04, 10.07 or 11.01 shall survive the execution and delivery of this Agreement and the making of the Loans, the repayment of the Obligations and the termination of the Total Commitment.

                  11.14 DOMICILE OF LOANS. Subject to Section 11.04, each Bank may transfer and carry its Loans at, to or for the account of any branch office, subsidiary or affiliate of such Bank, provided that the Borrower shall not be responsible for costs arising under Section 1.11 or 3.04 resulting from any such transfer to the extent not otherwise applicable to such Bank prior to such transfer.

                  11.15 CONFIDENTIALITY. Each Bank shall hold all non-public information furnished by or on behalf of the Borrower in connection with such Bank's evaluation of whether to become a Bank hereunder or obtained by such Bank pursuant to the requirements of this Agreement, which has been identified as such by the Borrower ("Confidential Information"), in accordance with its customary procedure for handling confidential information of this nature and in accordance with safe and sound banking or lending practices and in any event may make disclosure reasonably required by any bona fide actual or contemplated transferee or participant in connection with an actual or contemplated transfer of any Loans or participation therein or as required or requested by any governmental agency or representative thereof or pursuant to legal process or to such Bank's attorneys or independent auditors; provided that unless specifically prohibited by applicable law or court order, each Bank shall notify the Borrower of any request or requirement by any governmental agency or representative thereof (other than any such request or requirement in connection with an examination of the financial condition of such Bank by such governmental agency) or pursuant to legal process for disclosure of any such non-public information prior to disclosure of such information; and provided further, that in no event shall any Bank be obligated or required to return any materials furnished by the Borrower or any Subsidiary of the Borrower.

                  11.16 WAIVER OF JURY TRIAL. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

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